UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-12

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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311 ENTERPRISE DRIVE
PLAINSBORO, NEW JERSEY 08536

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2010

To the Stockholders of Integra LifeSciences Holdings Corporation:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders (the “Meeting”) of Integra LifeSciences Holdings Corporation (the “Company”) will be held as, and for the purposes, set forth below:

TIME	9:00 a.m. local time on Wednesday, May 19, 2010

PLACE	Integra LifeSciences Holdings Corporation Corporate Headquarters 315 Enterprise Drive Plainsboro, New Jersey 08536

ITEMS OF BUSINESS	1. To elect nine directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2010.

3. To approve the Second Amended and Restated 2003 Equity Incentive Plan, which includes, among other amendments, an increase in the number of shares that may be issued under the plan.

4. To act upon any other matters properly coming before the meeting or any adjournment or postponement thereof.

RECORD DATE	Holders of record of the Company’s common stock at the close of business on March 31, 2010 are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting for ten days prior to the Meeting during ordinary business hours at the Company’s headquarters located at 311 Enterprise Drive, Plainsboro, New Jersey.

ANNUAL REPORT	The 2009 Annual Report of Integra LifeSciences Holdings Corporation is being mailed simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.

IMPORTANT	In order to avoid additional soliciting expense to the Company, please MARK, SIGN, DATE and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Meeting. If you attend the Meeting and wish to vote your shares in person, arrangements will be made for you to do so.

By order of the Board of Directors,

/s/ Richard D. Gorelick

Richard D. Gorelick
Senior Vice President, General Counsel,
  Human Resources and Secretary

Plainsboro, New Jersey
April 15, 2010

Recent SEC rules change how shares held in brokerage accounts are voted in director elections. If you do not vote your shares on the Election of Directors, your brokerage firm may no longer vote them for you; your shares will remain unvoted. Previously, if your brokerage firm did not receive instructions from you, they were permitted to vote your shares for you in director elections.

Therefore, it is very important that you vote your shares for all proposals, including the Election of Directors (Proposal 1) and approval of our Second Amended and Restated 2003 Equity Incentive Plan (Proposal 3), both of which are viewed as “non-routine” matters for which brokerage firms may not vote for you without your instructions.

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INTEGRA LIFESCIENCES HOLDINGS CORPORATION
311 ENTERPRISE DRIVE
PLAINSBORO, NEW JERSEY 08536

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2010. The proxy statement and annual report to security holders are available on our internet site at
http://investor.integra-LS.com/financials.cfm

PURPOSE OF MEETING

We are providing this Proxy Statement to holders of our common stock in connection with the solicitation by the Board of Directors of Integra LifeSciences Holdings Corporation (the “Company”) of proxies to be voted at the Company’s 2010 Annual Meeting of Stockholders (the “Meeting”) and at any adjournments or postponements thereof. The Meeting will begin at 9:00 a.m. local time on Wednesday, May 19, 2010 at the Company’s Corporate Headquarters, 315 Enterprise Drive, Plainsboro, New Jersey. We are first mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the form of proxy to stockholders of the Company on or about April 15, 2010.

At the Meeting, we will ask the stockholders of the Company to consider and vote upon:

(i) the election of nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified (see “Proposal 1. Election of Directors”);

(ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2010 (see “Proposal 2. Ratification of Independent Registered Public Accounting Firm”); and

(iii) the Company’s Second Amended and Restated 2003 Equity Incentive Plan, which includes, among other amendments, an increase in the number of shares that may be issued under the plan (see “Proposal 3. Second Amended and Restated 2003 Equity Incentive Plan”).

We know of no other matters that will be presented for consideration at the Meeting. If any other matters are properly presented at the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy will have authority to vote on such matters in accordance with their best judgment.

RECORD DATE

As of March 31, 2010, the record date for the Meeting, 28,945,125 shares of our common stock were outstanding. Only holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof.

VOTING AND REVOCABILITY OF PROXIES

Each share of our common stock entitles the holder of record thereof to one vote. Each stockholder may vote in person or by proxy on all matters that properly come before the Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of common stock outstanding on the record date will constitute a quorum for purposes of voting at the Meeting. Shares abstaining from voting and shares present but not voting, including broker non-votes, are counted as “present” for purposes of determining the existence of a quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by the Company, but which are not voted as to one or more proposals because timely instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power to vote such shares. Brokers and other nominees have discretionary voting power to vote generally only on routine proposals. At our annual meeting the only proposal over which brokers will have discretionary authority to vote without having received specific voting instructions from the beneficial owner of the shares is the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2010 fiscal year (Proposal 2). In all other instances, brokers and other shareowners of record who serve as nominees for a beneficial owner may not vote on a proposal without having voting instructions from the beneficial owner.

If we fail to obtain a quorum for the Meeting or a sufficient number of votes to approve a proposal, we may adjourn the Meeting for the purpose of obtaining additional proxies or votes or for any other purpose. At any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as they would have been voted at the original Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn). Proxies voting against a proposal set forth herein will not be used to adjourn the Meeting to obtain additional proxies or votes with respect to such proposal.

The Board of Directors is soliciting the enclosed proxy for use in connection with the Meeting and any postponement or adjournment thereof. All properly executed proxies received prior to or at the Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with the instructions indicated on such proxies. For each proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the Secretary of the Company at or before the Meeting or (c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Meeting to: Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Senior Vice President, General Counsel, Human Resources and Secretary. Beneficial owners of our common stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy, and may not revoke their proxy by one of the methods set forth above.

We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of common stock.

PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors has nominated nine persons for election as directors who will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified: Thomas J. Baltimore, Jr., Keith Bradley, Ph.D., Richard E. Caruso, Ph.D., Stuart M. Essig, Neal Moszkowski, Raymond G. Murphy, Christian S. Schade, James M. Sullivan and Anne M. VanLent, each of whom are currently directors of the Company.

If any nominee should be unable to serve as director, an event not now anticipated, the shares of common stock represented by proxies would be voted for the election of such substitute as the Board of Directors may nominate. Set forth below is certain information with respect to the persons nominated as directors of the Company. See “Principal Stockholders” for information regarding the security holdings of our director nominees.

THOMAS J. BALTIMORE, JR. has been a director of the Company since March 2007. He serves as President of RLJ Development, LLC, which he co-founded in 2000. Prior to launching RLJ, he worked at Hilton Hotels Corporation as Vice President, Development and Finance (1999 to 2000) and Vice President, Gaming Development (1997 to 1998). From 1994 to 1996, Mr. Baltimore was Vice President, Business Development for Host Marriott Services (a spinoff entity from Host Marriott Corporation). Mr. Baltimore also worked for Marriott Corporation, holding various positions in the company, including Senior Director and Manager. Prior to his employment with Marriott, Mr. Baltimore was a staff auditor for Price Waterhouse. He also serves as a director for Prudential Financial, Inc., Duke Realty Corporation and the University of Virginia (Darden School and Jefferson Scholars Foundation). Further, he is a member of the Hilton Hotel Corporation Owners’ Advisory Board, Marriot International Association Board and the American Hotel & Lodging Association Industry Real Estate Finance Advisory Council. He received a B.S. degree from the McIntire School of Commerce at the University of Virginia and an M.B.A. from the Colgate Darden Graduate School of Business Administration at the University of Virginia. Mr. Baltimore is 46 years old.

KEITH BRADLEY, PH.D. has been a director of the Company since 1992. Between 1996 and 2003, he was a director of Highway Insurance plc, an insurance company listed on the London Stock Exchange, and has been a consultant to a number of business, government and international organizations. Dr. Bradley was formerly a visiting professor at the Harvard Business School, Wharton and UCLA, a visiting fellow at Harvard’s Center for Business and Government and a professor of international management and management strategy at the Open University and Cass Business School, U.K. Dr. Bradley has taught at the London School of Economics and was the director of the School’s Business Performance Group for more than six years. He received B.A., M.A. and Ph.D. degrees from British universities. He also serves as a director and chair of North Star Capital Management Limited and GRS Financial Solutions Limited. Dr. Bradley is 65 years old.

RICHARD E. CARUSO, PH.D. founded the Company in 1989 and has served as the Company’s Chairman since March 1992. Dr. Caruso is currently a member of The Provco Group, a venture and real estate investment company, an advisor to Quaker BioVentures, a medical venture capital financial investor, a member of the Board of Directors of Nitric Biotherapeutics, Inc. and Diasome Pharmaceuticals, LLC, start-up companies in which Quaker BioVentures is an investor, and an advisor to NewSpring Capital and ePlanet Ventures III, both diversified venture capital financial investors. Further, he serves as the Chief Executive Officer of Smart Personalized Medicine, LLC, President of Manage RightLite, LLC and is a member of the Board of Directors of Songbird Hearing Inc. Dr. Caruso served as the Company’s Chief Executive Officer from March 1992 to December 1997 and also as the Company’s President from September 1995 to December 1997. From 1969 to 1992, Dr. Caruso was a principal of LFC Financial Corporation, a project finance company, where he was also a director and Executive Vice President. In 2006, Dr. Caruso was named the Ernst and Young National Entrepreneur of the Year for the United States. Dr. Caruso is on the Board of Susquehanna University, The Baum School of Art and the Uncommon Individual Foundation (Founder). He received a B.S. degree from Susquehanna University, an M.S.B.A. degree from Bucknell University and a Ph.D. degree from the London School of Economics, University of London (United Kingdom). Dr. Caruso is 66 years old.

STUART M. ESSIG is Integra’s President and Chief Executive Officer and a director. He joined Integra in December 1997. Before joining Integra, Mr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a managing director. Mr. Essig had ten years of broad health care experience at Goldman Sachs serving as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Mr. Essig also serves on the Board of Directors of St. Jude Medical Corporation and ADVAMED, the Advanced Medical Technology Association. From March 2005 until August 2008, he served on the Board of Directors of Zimmer Holdings, Inc. Mr. Essig has chaired Audit, Compensation and Nominating and Governance Committees and served on the boards of several public companies ranging in size from several hundred million dollars to more than $15 billion in market capitalization. Mr. Essig is also involved in several non-profit charitable organizations, including from time to time having served on the boards of such organizations. Mr. Essig received an A.B. degree from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and a Ph.D. degree in Financial Economics from the University of Chicago, Graduate School of Business. Mr. Essig is 48 years old.

NEAL MOSZKOWSKI has been a director of the Company since 2006. He previously served as a director of the Company from March 1999 to May 2005. He has been the Co-Chief Executive Officer of TowerBrook Capital Partners LP, a private equity investment firm, since 2005. Prior to joining TowerBrook, Mr. Moszkowski was Managing Director and Co-Head of Soros Private Equity, the private equity investment business of Soros Fund Management LLC, where he served since August 1998. From August 1993 to August 1998, Mr. Moszkowski worked for Goldman, Sachs & Co. and affiliates, where he served as Vice President and Executive Director in the Principal Investment Area. Mr. Moszkowski also currently serves as a director of Wellcare Health Plans, Inc. and Bluefly, Inc. as well as several privately-owned companies. Mr. Moszkowski earned his B.A. with magna cum laude honors in Economics and History from Amherst College in 1988. In addition, he received his M.B.A from the Stanford University Graduate School of Business in 1993. Mr. Moszkowski is 44 years old.

RAYMOND G. MURPHY has been a director of the Company since April 2009. Between 2004 and 2008, he was Senior Vice President & Treasurer of Time Warner Inc., responsible for all U.S. and international corporate finance, project (real estate and film) finance, cash management, foreign exchange and interest rate risk management, public debt and equity financing, real estate financing, securitization financing, banking relationships and financing, and relationships with rating agencies, as well as corporate wide real estate activities and the property/casualty risk management program. Between 2001 and 2004, he was Vice President & Treasurer of Time Warner Inc. From 1999 until 2001, he was Senior Vice President & Treasurer of America Online, Inc. Between 1993 and 1999, he was Senior Vice President, Finance & Treasurer of Marriott International, Inc. Prior to Marriott, he held executive positions at Manor Care, Inc., Ryder System Inc. and W R Grace & Company. Since 2005, he has been a member of the Finance Committee of The Advertising Council Inc. and from 2007 until 2009, he served as Chair of such committee. Between 2004 and 2009, he served on the Board of Directors of The Advertising Council, Inc. and between 2007 and 2009, he served on its Executive Committee. He received a B.S. from Villanova University and an M.B.A. from Columbia University Graduate School of Business. Mr. Murphy is 62 years old.

CHRISTIAN S. SCHADE has been a director of the Company since 2006. He has been Executive Vice President of NRG Energy, Inc. since March 2010 and will be its Chief Financial Officer starting in May 2010. Between 2000 and 2009, Mr. Schade was the Senior Vice President, Finance and Administration, and Chief Financial Officer of Medarex, Inc. In addition, Mr. Schade was responsible for Technical Operations, as well as Business Development at Medarex. Headquartered in Princeton, New Jersey, Medarex, prior to its acquisition by Bristol-Myers Squibb Company, was a NASDAQ-listed biopharmaceutical company focused on the discovery and development of human antibody-based therapeutic products for the treatment of a wide range of life threatening and debilitating diseases. While at Medarex, Mr. Schade helped Medarex to grow to become a leading pharmaceutical development company raising capital through a series of public capital market and asset monetization transactions. He also oversaw the manufacturing of multiple development/clinical programs, including ipilimumab currently in Phase 3 clinical trials. Prior to joining Medarex, Mr. Schade served as Managing Director at Merrill Lynch in London where he was head of the European Corporate Funding Group and was responsible for certain capital markets activities of Merrill Lynch’s European corporate clients. He also held various corporate finance and capital markets positions in New York and London for both Merrill Lynch and JP Morgan Chase & Co. Mr. Schade currently serves as Chair of the Board of Trustees at Princeton Academy School. Mr. Schade received an A.B. degree from Princeton University, and received an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Schade is 49 years old.

JAMES M. SULLIVAN has been a director of the Company since 1992. He is a Co-Founder of, and currently the Principal Advisor to, the Clover Investment Group. Between 1986 and April 2009, he held several positions with Marriott International, Inc. (and its predecessor, Marriott Corp.), including Vice President of Mergers and Acquisitions and Executive Vice President of Lodging Development. From 1983 to 1986, Mr. Sullivan was Chairman, President and Chief Executive Officer of Tenly Enterprises, Inc., a privately held company operating 105 restaurants. Prior to 1983, he held senior management positions with Marriott Corp., Harrah’s Entertainment, Inc., Holiday Inns, Inc., Kentucky Fried Chicken Corp. and Heublein, Inc. He also was employed as a senior auditor with Arthur Andersen & Co. and served as a director of Classic Vacation Group, Inc. until its acquisition by Expedia, Inc. in March 2002. Mr. Sullivan received a B.S. degree in Accounting from Boston College and an M.B.A. degree from the University of Connecticut. Mr. Sullivan is 66 years old.

ANNE M. VANLENT has been a director of the Company since 2004. She is currently President of AMV Advisors, providing corporate strategy and financial consulting services to emerging growth life sciences companies. Ms. VanLent is the interim Chief Financial Officer of EKR Therapeutics, Inc., a private specialty pharmaceutical company serving the needs of the acute-care hospital setting. In addition, Ms. VanLent had been Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a publicly-traded pharmaceutical company that develops and markets prescription dermatology products, from May 2002 through April 2008. From July 1997 to October 2001, she was the Executive Vice President — Portfolio Management for Sarnoff Corporation, a multidisciplinary research and development firm. From 1985 to 1993, she served as Senior Vice President and Chief Financial Officer of The Liposome Company, Inc., a publicly-traded biopharmaceutical company. Ms. VanLent also currently serves as a director of Penwest Pharmaceuticals Co., a NASDAQ-listed company. Ms. VanLent received a B.A. degree in Physics from Mount Holyoke College. Ms. VanLent is 62 years old.

Required Vote for Approval and Recommendation of the Board of Directors

Directors are to be elected by the majority of the votes cast with respect to that director in uncontested elections. Thus, the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Under our By-Laws, any director who fails to be elected must offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee would then make a recommendation to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” the election of each nominee for director.

INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES

The Board of Directors held five regularly scheduled and one special meeting during 2009. The Company’s independent directors meet at least twice a year in executive session without management present. The Board of Directors has determined that all of the Company’s directors, except for Mr. Essig, are independent, as defined by the applicable NASDAQ Stock Market listing standards and the rules of the Securities and Exchange Commission. In making this decision with respect to Dr. Caruso, the Board of Directors considered that the Company leases certain production equipment from an entity controlled by Dr. Caruso and leases a manufacturing facility that is 50% owned by a subsidiary of Provco Industries. Provco’s stockholders are trusts whose beneficiaries include the children of Dr. Caruso. Dr. Caruso is the President of Provco. In making this determination with respect to Dr. Caruso and Mr. Moszkowski, the Board of Directors considered that Dr. Caruso, Mr. Essig and Mr. Henneman, our Executive Vice President, Finance and Administration, and Chief Financial Officer, are limited partners in private equity funds managed by TowerBrook Capital Partners, LP, of which Mr. Moszkowski serves as co-chief executive officer, and concluded that such investments do not affect the independence of Dr. Caruso and Mr. Moszkowski. In making this determination with respect to Mr. Moszkowski, the Board of Directors also considered that Mr. Essig serves without compensation on the Management Advisory Board of TowerBrook Capital Partners, LP and concluded that such relationship does not affect the independence of Mr. Moszkowski. In making this determination with regard to Mr. Moszkowski, the Board of Directors also considered that the Company pays administrative fees to Broadlane, Inc (a majority interest of which is owned by two private equity funds managed by TowerBrook Capital Partners, LP) in its capacity as a group purchasing organization relating to contracts (which do not obligate Broadlane, Inc., the negotiating entity, or its member organizations to buy our products) obtained through a competitive bidding process and for which Mr. Moszkowski receives no compensation and concluded that such relationship does not affect the independence of Mr. Moszkowski.

The Company has standing Audit, Nominating and Corporate Governance, and Compensation Committees of its Board of Directors. Each committee operates pursuant to a written charter. Copies of these charters are available on our website at www.integra-LS.com through the “Investors Relations” link under the heading “Corporate Governance.” During 2009, each incumbent director attended in person or by teleconference at least 75% of the total number of meetings of the Board of Directors and of each committee of the Board of Directors on which he or she served.

Audit Committee.  The members of the Audit Committee are Ms. VanLent (chair), Mr. Murphy, Mr. Schade and Mr. Sullivan. The Committee met ten times in 2009. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the rules of the Securities and Exchange Commission and the applicable NASDAQ Stock Market listing standards. The Board of Directors has also determined that Ms. VanLent, Mr. Murphy, Mr. Schade and Mr. Sullivan are “audit committee financial experts,” as defined under Item 407(d) of Regulation S-K, and that each of them are “financially sophisticated” in accordance with NASDAQ Stock Market listing standards.

Nominating and Corporate Governance Committee.  The members of the Nominating and Corporate Governance Committee are Dr. Bradley, Mr. Moszkowski and Mr. Sullivan (chair). The Committee met five times in 2009. The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in the identification of qualified candidates to become directors, the selection of nominees for election as directors at the stockholders meeting, the selection of candidates to fill any vacancies on the Board of Directors, the development and recommendation to the Board of Directors of a set of corporate governance guidelines and principles applicable to the Company, the oversight of the evaluation of the Board of Directors and otherwise taking a leadership role in shaping the corporate governance of the Company. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent, as defined by the applicable NASDAQ Stock Market listing standards.

When considering a candidate for nomination as a director, the Nominating and Corporate Governance Committee may consider, among other things it deems appropriate, the candidate’s personal and professional integrity, ethics and values, experience in corporate management and a general understanding of sales, marketing, finance, operations, compliance and other elements relevant to the success of a publicly traded company in today’s business environment, experience in the Company’s industry and with relevant social policy concerns, experience as a board member of another publicly held company, academic expertise in an area of the Company’s business, and practical and mature business judgment, including the ability to make independent analytical inquiries. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders that it does to other new nominees. In addition, for candidates who are currently serving as directors, the Committee considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee does not have a formal policy on diversity. However, both the Nominating and Corporate Governance Committee and the Board of Directors evaluate each individual candidate for nomination as a director in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound business judgment using its diversity of experience and background. The Nominating and Corporate Governance Committee and the Board consider a broad range of diversity for this purpose.

The Nominating and Corporate Governance Committee will consider stockholder-nominated candidates for director provided that the nominating stockholder identifies the candidate’s principal occupation or employment, the number of shares of the Company’s common stock beneficially owned by such candidate, a description of all arrangements or understandings between the nominating stockholder and such candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, detailed biographical data, qualifications and information regarding any relationships between the candidate and the Company within the past three years, and any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under our by-laws.

A stockholder’s recommendation must also set forth the name and address, as they appear on the Company’s books, of the stockholder making such recommendation, the class and number of shares of the Company’s common stock beneficially owned by the stockholder and the date the stockholder acquired such shares, any material interest of the stockholder in such nomination, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act or under our by-laws, in its capacity as a proponent of a stockholder proposal, and a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected. Recommendations for candidates to the Board of Directors must be submitted in writing to Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Senior Vice President, General Counsel, Human Resources and Secretary.

Compensation Committee.  The members of the Compensation Committee are Dr. Bradley (chair), Mr. Baltimore and Mr. Moszkowski. The Committee met five times in 2009. The Compensation Committee makes decisions concerning salaries and incentive compensation, including the issuance of equity awards, for executive officers of the Company. The Compensation Committee also administers the Company’s 2000 Equity Incentive Plan which expired in April 2010, the Company’s 2001 and 2003 Equity Incentive Plans, the Company’s 1998 Stock Option Plan (which expired in February 2008), the Company’s 1999 Stock Option Plan which expired in February 2009, the Company’s 1993 and 1996 Incentive Stock Option and Non-Qualified Stock Option Plans and the Company’s Employee Stock Purchase Plan (collectively, the “Approved Plans”). Each member of the Compensation Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act. The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the applicable NASDAQ Stock Market listing standards.

The Compensation Committee may delegate any or all of its responsibilities, except that it shall not delegate its responsibilities regarding (i) the annual review and approval of all elements of compensation of executive officers, (ii) the management, review and approval of annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans, (iii) any matters that involve executive officer compensation or (iv) any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the 1934 Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

The Compensation Committee has delegated authority for making equity awards to non-executive officer employees under the Approved Plans to a Special Award Committee, consisting of Mr. Essig. The authority to grant equity to executive officers, employees who are, or could be, a “covered employee” within the meaning of Section 162(m) of the Code or employees whose grants would result in their receiving more than 10,000 shares of common stock during the previous 12 months, however, rests with the Compensation Committee. On an annual basis, the Compensation Committee establishes the aggregate number of awards that the Special Award Committee may make. The Compensation Committee authorized the Special Award Committee to grant a maximum of 300,000 shares of awards during the one-year period beginning May 20, 2009.

The Company’s President and Chief Executive Officer provides significant input on the compensation, including annual merit adjustments and equity awards, of his direct reports and the other executive officers. As discussed below in “Executive Compensation — Compensation Discussion and Analysis — Annual Review of Compensation,” the Compensation Committee approves the compensation of these officers, taking into consideration the recommendations of the President and Chief Executive Officer.

During 2010 and 2008, the Compensation Committee of the Board of Directors engaged Towers Watson (the surviving entity after the merger of Towers Perrin and Watson Wyatt & Company) and Watson Wyatt & Company, respectively, to advise it in connection with a review of the Company’s 2003 Equity Incentive Plan. In addition, during 2008, the Compensation Committee engaged Watson Wyatt & Company to advise it in connection with the extension of the Company’s employment agreements with Messrs. Essig, Carlozzi and Henneman. Watson Wyatt & Company was also called upon in 2008 and 2007 to provide consulting services to the Compensation Committee on the Compensation Discussion and Analysis part of the 2007 proxy statement and the 2008 proxy statement, respectively.

During 2010, 2009 and 2008, Watson Wyatt & Company served as a consultant to the Company in connection with the preparation of the Summary of Potential Payments table in the proxy statement.

During 2009, the Board of Directors engaged Watson Wyatt & Company to advise it on management development and succession planning matters.

DIRECTOR QUALIFICATIONS

As indicated above under “Information Concerning Meetings and Certain Committees — Nominating and Corporate Governance Committee,” the Board of Directors has an objective, for its Board membership composition, to assemble a group of directors that can support the business in achieving its goals and represent stockholder interests through the exercise of sound business judgment using its diversity of experience and background. Both the Nominating and Corporate Governance Committee and the Board consider a broad range of diversity for this purpose.

In identifying appropriate candidates to serve as directors, the Board believes that individuals with experience as chief executive officers or chief financial officers have demonstrated leadership skills and experience to provide sound business judgment and insights to assist the Company in addressing the many issues that the Company faces. In addition, the Board considers public company experience when evaluating director candidates. While the Board values experience in the medical device or life sciences industries, it also seeks to include a broad range of experiences such as academic, financial and international experience. Further, the Board reviews the overall business acumen and experience of each director and considers how that individual may work together with the rest of the Board in serving the Company and its stockholders. Each of our Board members has particular attributes, skills and experiences that contribute to a well-rounded Board. We describe below the particular experiences, qualifications, attributes or skills that led the Board to conclude that each of our directors should serve as a member of our Board.

Mr. Baltimore is the President of RLJ Development, LLC, a privately-held real estate investment company which he co-founded in 2000 and which has almost $2 billion in equity under his management. Prior to that time, he worked at Hilton Hotels and Marriott Corporation holding various leadership positions. Before Marriott, he was a staff auditor for Price Waterhouse. He also serves as a director for Prudential Financial, Duke Realty and the University of Virginia (Darden School and Jefferson Scholars Foundation). The Board believes that his business acumen, leadership skills, company management, business development and financing experience, provide valuable insight to the Board.

Dr. Bradley has been a director of the Company since 1992. He has experience as a director of Highway Insurance plc, a company listed on the London Stock Exchange, as well as a consultant to a number of business, government and international organizations and significant international academic experience and outside board and chair experience. Dr. Bradley’s experience and knowledge of the Company, his international business, accounting and executive compensation experience, consulting and teaching background in management and management strategy, as well as outside board experience, enable him to make significant contributions to the Board.

As indicated below under “Board Leadership Structure,” Dr. Caruso founded the Company in 1989 and has served as the Company’s Chairman of the Board of Directors since March 1992. As a result, he has significant experience with, and knowledge of, the Company, its operations, products and history. He currently is a member of The Provco Group, a venture and real estate investment company. The Board believes that it benefits greatly by having a Chairman with significant experience and knowledge of the Company and the medical device and life sciences industries, leadership and risk management skills, product and business development expertise, financing and international experience, business acumen and outside board experience.

Mr. Essig has served as President and CEO of the Company since 1997. Prior to joining the Company, he was a managing director at Goldman, Sachs & Co. where he supervised the medical technology practice. In addition, he serves as a board member of St. Jude Medical Corporation, a NYSE-listed company, as well as the ADVAMED, a trade association that represents the medical device industry. Previously he served on the board of directors of Zimmer Holdings, Inc., a NYSE-listed medical device company. Mr. Essig’s significant experience in serving as an investment banker for numerous medical device companies, his finance, business development, management, leadership and risk assessment skills, his knowledge of the Company, and his broad knowledge of, and strategic perspective in, the medical device industry, as well as his manufacturing, compliance, public company and outside board experience, make him a highly-valued member of the Board.

Mr. Moszkowski has been Co-Chief Executive Officer of TowerBrook Capital Partners, LP, a private equity investment firm which manages approximately $5 billion of investments. He also served in leadership positions at another private equity investment business and as an investment banker at Goldman, Sachs & Co and affiliates and is a board member of Wellcare Health Plans, Inc. and Bluefly, Inc., each of which is a public company, and several private companies. The Board greatly values his leadership and risk assessment skills, business acumen, company management, governance and financial, strategic and executive compensation expertise, as well as his outside board experience, including experience with life sciences and medical device companies.

Mr. Murphy was Senior Vice President & Treasurer of Time Warner Inc between 2004 and 2008. He also served in various other leadership positions at Time Warner and at America Online, Inc., Marriott International, Inc. Manor Care Inc, Ryder Systems Inc and WR Grace & Company. His financial, accounting, treasury, business development and risk management expertise, public company experience, leadership skills and outside board experience enable him to make valuable contributions to the Board.

Mr. Schade is Executive Vice President of NRG Energy, Inc., a NYSE-listed company, and will be its Chief Financial Officer starting in May 2010. He was formerly the Senior Vice President, Finance and Administration, and Chief Financial Officer of Medarex, Inc., a NASDAQ-listed company prior to its acquisition by Bristol-Myers Squibb Company. He also served in various other leadership positions at Medarex and Merrill Lynch. The Board greatly values his expertise in corporate management, finance, manufacturing, accounting and human resources, his management, leadership, business development and risk management skills, as well as his international experience and significant knowledge and experience in the life sciences industry with a public company.

Mr. Sullivan has been a director since 1992. He is the Senior Advisor to the Clover Investment Group. He has held several top leadership positions with Marriott International, Inc., Tenly Enterprises, Inc., Marriott Corp., Harrah’s Entertainment, Inc., Holiday Inns, Inc., Kentucky Fried Chicken Corp. and Heubein, Inc. and was a senior auditor for Arthur Andersen & Co. His experience and knowledge of the Company, financial expertise and experience in corporate management, business development, risk assessment and international business, his background in accounting and auditing, his public company experience with global companies, as well as his outside board experience, are highly-valued qualifications.

Ms. VanLent is the President of AMV Advisors, providing corporate strategy and financial consulting services to emerging growth life sciences companies. She is the interim Chief Financial Officer of EKR Therapeutics, Inc., a private specialty pharmaceutical company serving the needs of the acute-care hospital setting. Ms. VanLent also served as the Chief Financial Officer of Barrier Therapeutics, Inc., a publicly traded pharmaceutical company, and Executive Vice President of Sarnoff Corporation, a multidisciplinary research and development firm, and as Senior Vice President and Chief Financial Officer of The Lipsome Company, a publicly traded biopharmaceutical company. Her leadership and corporate management skills, her expertise in financial matters, accounting, corporate strategy and compliance expertise, her knowledge of and experience with the life sciences industry, as well as her public company and outside board experience, including serving as a director of Penwest Pharmaceuticals Co, a NASDAQ-listed company, make her a highly-valued member of the Board.

For additional information on the background and experience of each of our directors, see “Proposal 1. Election of Directors.”

BOARD LEADERSHIP STRUCTURE

The Company currently has nine members of the Board of Directors, who will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The current directors are Thomas J. Baltimore, Jr., Keith Bradley, Ph.D., Richard E. Caruso, Ph.D., Stuart M. Essig, Neal Moszkowski, Raymond G. Murphy, Christian S. Schade, James M. Sullivan and Anne M. VanLent. All current members of the Board are nominees for election to the Board at the 2010 annual meeting of stockholders.

Richard E. Caruso, Ph.D., founded the Company in 1989 and has served as the Company’s Chairman of the Board of Directors since March 1992. As a result, he has significant experience with, and knowledge of, the Company, its operations, products and history. In addition, he is a major stockholder of the Company. We believe that we benefit greatly by having a Chairman with significant experience and knowledge of the Company and whose interests are strongly aligned with those of our stockholders.

As indicated above, Stuart M. Essig, the President and Chief Executive Officer of the Company, is also one of the members of the Board of Directors. His position is separate from that of the Chairman of the Board. We view having a separate chairman position as putting the Company in the best position to oversee all executives of the Company and set a pro-shareholder agenda without the management conflicts that a CEO or other executive insiders might face. This, in turn, leads to a more effective board of directors. As a result, we believe that it is a good corporate governance practice to have separate Chairman and Chief Executive Officer positions.

We believe that the mix of backgrounds, experience, attributes and skills of our directors provides a good balance for the Board composition. See “Director Qualifications” above for a description of the specific experience, qualifications, attributes or skills of each of our directors that the Nominating and Corporate Governance Committee considered relevant in nominating them and “Proposal 1. Election of Directors” for each director’s biographical information.

In addition, we believe that the size of the Board and Board Committees is appropriate, given the size, nature, structure and complexity of the Company.

Accordingly, we believe that our current Board leadership structure is appropriate.

THE BOARD’S ROLE IN RISK OVERSIGHT

In general, the Board of Directors has overall responsibility for the oversight of risk management at the Company. The Board of Directors has delegated responsibility for the oversight of certain areas of risk management to various Committees of the Board, as described below. Each Board Committee reports to the full Board following each Committee meeting.

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of our financial statements. Management meets regularly with the Audit Committee on the financial risk management processes. These discussions address compliance with Sarbanes-Oxley (including discussions regarding internal controls and procedures), disclosure controls and procedures and accounting and reporting compliance, as well as tax and treasury matters. Our internal audit team’s responsibilities include providing an annual audit assessment of the Company’s processes and controls, developing an annual audit plan using risk-based methodology, implementing the annual audit plan, coordinating with other control and monitoring functions, issuing periodic reports to the Audit Committee and management summarizing the results of audit activities, assisting with investigations of significant suspected fraudulent activities within the organization and notifying management and the Audit Committee of the results. Management also regularly discusses with the Audit Committee liquidity, capital, funding needs and other financial matters.

The Compensation Committee oversees risk relating to executive compensation programs. The Compensation Committee considers compensation risk during its deliberations on the design of our executive compensation programs with the goal of appropriately balancing short-term objectives and long-term performance without encouraging excessive and unnecessary risk-taking behaviors. Management recently conducted a review and risk assessment of the Company’s 2010 incentive compensation programs (which cover the executive officers and certain other employees in the U.S., Australia, Canada, Europe, New Zealand, Asia Pacific, Latin America and Puerto Rico) and presented a detailed report to the Board on this subject at its February 2010 meeting. See “Risk Assessment Regarding Compensation Policies and Practices” below.

The Nominating and Corporate Governance Committee has oversight of corporate governance matters. These matters include evaluation of the performance of the Board, its Committees and members, as well as establishing policies and procedures for good corporate governance.

Recently, management presented a detailed report to the Board at its February 2010 meeting on the Company’s processes in place for assessing and addressing risks, providing periodic reports on compliance regimens and reporting material information to the Board. This report assisted the Board in its evaluation of the Company’s risk management practices.

Our President and Chief Executive Officer, who functions as our chief risk officer, has responsibility for ensuring that management provides periodic updates to the Board or Board Committees regarding risks in many areas, among them accounting, treasury, information systems, legal, governance, legislative (including reimbursement), general compliance (including sales and marketing compliance), quality, regulatory, corporate development, operations and sales and marketing. Both formal reports and less formal communications derive from a continual flow of communication throughout the Company regarding risk and compliance. We believe that our strong Board and senior management team promote a culture that actively identifies and manages risk, including effective communication throughout the entire organization and to the Board and Committees.

Currently our Finance Department and the internal audit team are developing a plan to conduct an enterprise risk assessment for the Company. This assessment will involve many members of management and solicit management’s views of all the business risks facing the Company. Management will report to, and discuss with, the Board the results of this enterprise risk assessment. This significant endeavor, along with our annual processes for creating and reviewing with the Board our strategic plan and our budget, as well as regular processes and communications throughout the Company and periodic updates to the Board and Committees on a broad range of risks, combine to ensure that the Company continually addresses its business risks in a disciplined fashion.

RISK ASSESSMENT REGARDING COMPENSATION POLICIES AND PRACTICES

We recently conducted a risk assessment of our compensation policies and programs, including our executive compensation programs. We reviewed and discussed the findings of the assessment with the Compensation Committee and the full Board of Directors and concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company.

In conducting this review, we considered the following attributes of our programs:

•	Mix of base salary, annual bonus opportunities and long-term equity compensation;

•	Balance between annual and longer-term performance opportunities;

•	Alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results, without encouraging excessive or unnecessary risk-taking;

•	Ability to use non-financial and other qualitative performance factors in determining actual compensation payouts;

•	Use of equity awards that vest over time, discouraging excessive or unnecessary risk-taking by senior leadership;

•	Generally providing senior executives with long-term equity-based compensation on an annual basis. We believe that as executives accumulate awards over a period of time, they are encouraged to take actions that promote the longer-term sustainability of our business; and

•	Stock ownership guidelines that are reasonable and align the interests of the executive officers with those of our stockholders while discouraging executive officers from focusing on short-term results without regard for longer-term consequences.

Our Compensation Committee considered the risk implications of our compensation practices during its deliberations on the design of our 2010 executive compensation programs, with the goal of appropriately balancing short-term incentives and long-term performance.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS; SHAREHOLDER
COMMUNICATIONS WITH DIRECTORS

It is our policy to encourage our directors to attend the annual meeting of stockholders. Eight of our nine incumbent directors attended the 2009 Annual Meeting of Stockholders.

Stockholders may communicate with our Board of Directors, any of its constituent committees or any member thereof by means of a letter addressed to the Board of Directors, its constituent committees or individual directors and sent care of Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, NJ 08536, Attention: Senior Vice President, General Counsel, Human Resources and Secretary.

INFORMATION ABOUT EXECUTIVE OFFICERS

Set forth below is the name, age, position and a brief account of the business experience of each of our executive officers:

Name	Age	Position

Stuart M. Essig	48	President, Chief Executive Officer and Director
Gerard S. Carlozzi	54	Executive Vice President and Chief Operating Officer
John B. Henneman, III	48	Executive Vice President, Finance and Administration, and Chief Financial Officer
Judith E. O’Grady	59	Senior Vice President, Regulatory Affairs, Quality Assurance and Clinical Affairs, and Corporate Compliance Officer
Jerry E. Corbin	50	Vice President, Corporate Controller and Principal Accounting Officer

STUART M. ESSIG is Integra’s President and Chief Executive Officer and a director. He joined Integra in December 1997. Before joining Integra, Mr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a managing director. Mr. Essig had ten years of broad health care experience at Goldman Sachs serving as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Mr. Essig also serves on the Board of Directors of St. Jude Medical Corporation and ADVAMED, the Advanced Medical Technology Association. From March 2005 until August 2008, he served on the Board of Directors of Zimmer Holdings, Inc. Mr. Essig has chaired Audit, Compensation and Nominating and Governance Committees and served on the boards of several public companies ranging in size from several hundred million dollars to more than $15 billion in market capitalization. Mr. Essig is also involved in several non-profit charitable organizations, including from time to time having served on the boards of such organizations. Mr. Essig received an A.B. degree from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and a Ph.D. degree in Financial Economics from the University of Chicago, Graduate School of Business.

GERARD S. CARLOZZI is Integra’s Executive Vice President and Chief Operating Officer, responsible for the Company’s global marketing, sales, manufacturing, regulatory affairs, corporate quality systems and research and development functions. Mr. Carlozzi joined Integra in 2003. Mr. Carlozzi had 25 years of high level management experience in the medical device industry prior to joining Integra. He was President, Chief Executive Officer and a director of Bionx Implants, a company focused on the development of novel biomaterial devices for various surgical specialties from 1999 to 2003. Prior to 1999, he held various management positions at Synthes North America, Acufex Microsurgical Inc. and Infusaid Inc. He received a B.S. degree and an M.B.A. from Northeastern University. Mr. Carlozzi also serves on the Board of Directors for several privately held companies.

JOHN B. HENNEMAN, III is Integra’s Executive Vice President, Finance and Administration, and Chief Financial Officer. He is responsible for the Company’s finance department, including accounting and financial reporting, budgeting, internal audit, tax, and treasury. In addition, he is responsible for information systems, distribution, logistics, customer service, business development, human resources, the law department, investor relations and the Integra Medical Instrument Group. Mr. Henneman has been our Executive Vice President since February 2003, was our Chief Administrative Officer from February 2003 until May 13, 2008 and was Acting Chief Financial Officer from September 6, 2007 until May 13, 2008. Mr. Henneman was our General Counsel from September 1998 until September 2000 and our Senior Vice President, Chief Administrative Officer and Secretary from September 2000 until February 2003. Mr. Henneman received an A.B. degree from Princeton University and a J.D. from the University of Michigan Law School.

JUDITH E. O’GRADY is Integra’s Senior Vice President of Regulatory Affairs, Quality Assurance and Clinical Affairs, and Corporate Compliance Officer. Ms. O’Grady joined Integra in 1985. Ms. O’Grady has worked in the areas of medical devices and collagen technology for over 20 years. Prior to joining Integra, Ms. O’Grady worked for Colla-Tec, Inc., a Marion Merrell Dow Company. During her career she has held positions with Surgikos, a Johnson & Johnson Company, and was on the faculty of Boston University College of Nursing and Medical School. Ms. O’Grady led the team that obtained the approval of the Food and Drug Administration (“FDA”) for INTEGRA® Dermal Regeneration Template, the first regenerative product approved by the FDA, and has led teams responsible for approvals of the Company’s other regenerative product lines as well as more than 600 FDA and international submissions. Ms. O’Grady received a B.S. degree from Marquette University and M.S.N. in Nursing from Boston University.

JERRY E. CORBIN is Integra’s Vice President, Corporate Controller and Principal Accounting Officer. Mr. Corbin joined Integra in June 2006. Prior to joining Integra, Mr. Corbin held key finance positions in corporate accounting, sales and marketing and research and development for Sanofi-Aventis and its predecessors from 1989 to 2006. Prior to that, he held management positions with Sigma-Aldrich Corporation and Edward D. Jones & Company and he gained his initial auditing experience with Arthur Andersen & Company. Mr. Corbin received a B.S. degree from Illinois State University and is a certified public accountant.

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP served as our independent registered public accounting firm for fiscal year 2009 and has been selected by the Audit Committee to serve in the same capacity for fiscal year 2010. The stockholders will be asked to ratify this appointment at the Meeting. The ratification of our independent registered public accounting firm by the stockholders is not required by law or our By-Laws. We have traditionally submitted this matter to the stockholders and believe that it is good practice to continue to do so.

If stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

During fiscal year 2009, PricewaterhouseCoopers LLP not only provided audit services, but also rendered other services, including tax compliance and planning services.

The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP and affiliated entities for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees and Tax Fees. The nature of the services provided in each such category is described following the table.

	Actual Fees
	2009	2008
	(In thousands)

Audit Fees	$3,773	$4,441
Audit-Related Fees	197	574
Total Audit and Audit-Related Fees	$3,970	$5,015
Tax Fees	281	171
Total Fees	$4,251	$5,186

The nature of the services provided in each of the categories listed above is described below:

Audit Fees — Consists of professional services rendered for the integrated audit of the consolidated financial statements of the Company, quarterly reviews, statutory audits, consents and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees — Consists of services related to an employee benefits plan audit, audits and reviews in connection with acquisitions, accounting consultations in connection with proposed acquisitions and consultations concerning financial accounting and reporting standards.

Tax Fees — Consists of tax compliance (review of corporate tax returns, assistance with tax audits and review of the tax treatment for certain expenses) and state, local and international tax planning and consultations with respect to various domestic and international tax planning matters.

No other fees were incurred to PricewaterhouseCoopers LLP during 2008 or 2009.

All services and fees described above were approved by the Audit Committee.

Pre-Approval of Audit and Non-Audit Services

Under the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent registered public accounting firm.

Management submits requests for approval in writing to the Audit Committee, which meets to discuss such requests and to approve or decline to approve the requests. Audit Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management.

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre- approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm.

The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be allowed to make a statement. Additionally, they will be available to respond to appropriate questions from stockholders during the Meeting.

Required Vote for Approval and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2010. Abstentions will not be voted and will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

The Audit Committee of the Board of Directors has adopted a resolution approving the appointment of PricewaterhouseCoopers LLP. The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

PROPOSAL 3. THE SECOND AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

The Board of Directors is submitting for stockholder approval our Second Amended and Restated 2003 Equity Incentive Plan (the “Amended Plan”). On April 7, 2010, the Compensation Committee recommended that the Board of Directors adopt the Amended Plan, subject to stockholder approval. On April 7, 2010, the Board of Directors adopted the Amended Plan, subject to stockholder approval.

The Amended Plan amends our Amended and Restated 2003 Equity Incentive Plan, as amended (the “Plan”) in the following material respects:

•	increasing the maximum number of shares of common stock which may be issued or awarded under the Plan by 1,750,000 shares to a total of 6,500,000;

•	prohibiting the grant of dividend equivalent rights in connection with grants of options or stock appreciation rights and, except to the extent otherwise provided in award agreements entered into prior to April 1, 2009, prohibiting dividend equivalent payments with respect to any award or part thereof prior to the date on which all performance vesting conditions relating to the award have been satisfied, waived or lapsed;

•	authorizing the Compensation Committee, in its discretion, to permit a net settlement of an exercise of a nonqualified stock option to pay the option price under certain circumstances;

•	authorizing the Compensation Committee, in its discretion, to allow payment of the option price to be made in shares issuable or withheld in a net settlement of a nonqualified option or with shares acquired from the exercise of an incentive stock option;

•	providing that the transfer of awards, if any, can only be made to certain permitted transferees, and prohibiting the transfer of awards for consideration without stockholder approval;

•	authorizing the Compensation Committee, in its discretion, to permit or require the acceleration of the timing for the payment of the number of shares of common stock needed to pay employment taxes upon the date of the vesting of an award; and

•	authorizing the Compensation Committee, in its discretion, to allow a participant to satisfy minimum tax withholding requirements by surrendering previously-acquired shares from the exercise of an incentive stock option.

Our Board of Directors first adopted the Plan in 2003, and our stockholders approved it in 2003. In 2005, an amendment to the Plan increasing the total number of shares of common stock that may be issued or awarded under the Plan to 4,000,000 was adopted by our Board of Directors and approved by our stockholders in 2005. An Amended and Restated Plan, as well as an amendment to the Plan to increase the total number of shares of common stock that may be issued or awarded under the Plan to 4,750,000, were adopted by our Board of Directors and approved by our stockholders in 2008. As of April 1, 2010, awards covering 2,406,041 shares of our common stock were outstanding under the Plan, and only 542,639 shares remained available for future issuance or the grant of awards under the Plan. In addition, as of April 1, 2010, awards covering 223,095 shares of our common stock were outstanding under other Approved Plans, and 148,835 shares remained available for future issuance or the grant of awards under such other Approved Plans. No additional awards can be made under the 1998 Stock Option Plan, which expired on February 26, 2008, the 1999 Stock Option Plan which expired on February 24, 2009 or the 2000 Equity Incentive Plan, which expired on April 10, 2010.

As of April 1, 2010, awards covering 2,629,136 shares of our common stock were outstanding under all Approved Plans, including 419,240 shares covering unvested restricted stock awards, 180,235 shares covering contract stock, 106,565 shares covering unvested restricted stock units, 7,710 shares covering performance stock and 1,915,386 shares covering vested and unvested options, and only 691,474 shares remained available for future issuance or the grant of awards under all Approved Plans. The weighted average price of such options was $37.05 and the weighted average remaining term was 4.71 years.

The proposed increase in the number of shares that may be issued under the Amended Plan is intended to provide us with additional shares for the grant of stock-based awards to our executives and other employees, thereby linking their compensation to the value of our stock and providing a mix of compensation elements in their overall pay packages. This practice has served the Company well in the past by providing an incentive to executive officers and a significant number of managers and employees, aligning compensation with shareholder value creation, thereby helping the Company grow and the share price to increase over time.

The principal features of the Amended Plan are summarized below, but the summary is qualified in its entirety by reference to the actual plan document, a copy of which is included as Appendix A.

1. Shares Subject To Awards.  The total number of shares of common stock that may be issued or awarded under the Plan is 4,750,000. If this Proposal 3 is approved by our stockholders, an additional 1,750,000 shares will be available for issuance or award under the Amended Plan. If any award is forfeited, expires or otherwise terminates without having been exercised in full, or if any award payable in cash or shares of common stock is paid in cash rather than shares, or if any shares are withheld for the payment of taxes with respect to an award, the number of shares of common stock as to which such award was not exercised or for which cash was paid or which were withheld, as applicable, will continue to be available for future awards under the Amended Plan. In addition, the aggregate fair market value (determined at the time of grant) of shares of common stock with respect to which any incentive stock options (“ISOs”) are exercisable for the first time by any participant during a calendar year (under the Amended Plan and under any other stock option plan of the Company or a Related Corporation (as defined in the Amended Plan)) may not exceed $100,000.

The shares of common stock issued under the Amended Plan may be authorized but unissued shares, treasury shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable. The Amended Plan provides that no employee may be granted awards under the Amended Plan for more than 1,000,000 shares in the aggregate during any calendar year.

2. Administration.  Our Compensation Committee administers the Amended Plan. The Amended Plan requires that the Compensation Committee consists of not fewer than two directors of our Board of Directors who are appointed by the entire Board of Directors. Under the Amended Plan, the Compensation Committee generally has the authority (i) to select the eligible individuals to be granted awards under the Amended Plan, (ii) to grant awards on behalf of the Company and (iii) to set the terms of such awards. The Amended Plan prohibits the Compensation Committee from lowering the exercise price of any option or stock appreciation right or canceling any option or stock appreciation right in exchange for cash or another award under the Amended Plan, when the price per share of such option or stock appreciation right exceeds the fair market value of the underlying share of common stock. Currently, the members of the Compensation Committee are Mr. Baltimore, Dr. Bradley (Chair) and Mr. Moszkowski. The Compensation Committee has delegated authority for making equity awards to non-executive officer employees under the Approved Plans to a Special Award Committee consisting of Mr. Essig.

3. Eligibility.  Officers, executives, managerial and non-managerial employees of the Company, a Related Corporation or an affiliate as well as non-employee directors, consultants and other service providers to the Company, a Related Corporation or an affiliate are eligible to participate in the Amended Plan. Only eligible employees of the Company or a Related Corporation may receive ISOs under the Amended Plan. Other types of awards may be granted to all eligible individuals. As of the date of this Proxy Statement, approximately 3,000 employees and directors are eligible to receive equity awards under the Amended Plan.

4. Term Of Amended Plan.  The Amended Plan by its terms has no expiration date. However, no ISO may be granted under the Amended Plan after February 23, 2013, although ISOs granted prior to February 23, 2013 may be exercisable beyond that date.

5. Awards.

Stock Options.  The Amended Plan permits the Compensation Committee to grant options that qualify as ISOs under the Code and stock options that do not so qualify (“nonqualified stock options” or “NQSOs”). An option gives the holder the right to purchase common stock in the future at an exercise price that is set on the date of grant. The per share exercise price of options granted under the Amended Plan may not be less than the fair market value of a share of common stock on the date of grant (or, if greater, the par value per share). No ISO may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant (or, if greater, 110% of the par value per share). Notwithstanding whether an option is designated as an ISO, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any participant during any calendar year exceeds $100,000, such excess will be treated as a nonqualified stock option.

Payment of the exercise price of an option may be made (i) in cash or by check (acceptable to the Compensation Committee), bank draft or money order payable to the order of the Company, (ii) in shares of common stock previously acquired by the participant, subject to certain limitations under the Amended Plan to avoid negative accounting consequences, (iii) by delivery of a notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the option; or (iv) by any combination of the above. In addition to these methods, the Amended Plan provides that, to the extent that the applicable award agreement so provides or the Compensation Committee otherwise determines, payment of the option exercise price may be made in shares of common stock issuable pursuant to the exercise of an NQSO or otherwise withheld in a net settlement of an NQSO.

Stock options may be exercised during the period specified in the award agreement, but in no event after the tenth anniversary of the date of grant. However, in the case of an ISO granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed 5 years.

Stock Appreciation Rights.  The Compensation Committee may grant stock appreciation rights, either alone or in tandem with options, entitling the participant upon exercise to receive an amount in cash, shares of common stock or a combination thereof (as determined by the Compensation Committee), measured by the increase since the date of grant in the value of the shares covered by such right.

Stock appreciation rights may be exercised during the period specified in the award agreement, but in no event after the tenth anniversary of the date of grant

Restricted Stock.  The Compensation Committee may grant shares of common stock to participants either with or without any required payment by the participant, subject to such restrictions as the Compensation Committee may determine. Any such issuances of restricted stock under the Amended Plan without any required payment by the participant are limited to the extent permitted by applicable law.

Performance Stock.  The Compensation Committee may grant awards entitling a participant to receive shares of common stock without payment provided certain performance criteria are met. The business criteria selected by the Compensation Committee may be expressed in absolute terms or relative to the performance of other companies or an index. In determining the performance criteria applicable to a grant of performance stock, the Compensation Committee may use one or more of the following criteria (the “Performance Criteria”):

• return on assets	• return on net assets
• asset turnover	• return on equity
• return on capital	• market price appreciation of the common stock
• economic value added	• total stockholder return
• net income	• pre-tax income
• earnings per share	• operating profit margin
• net income margin	• sales margin
• cash flow	• market share
• inventory turnover	• sales growth
• capacity utilization	• increase in customer base
• environmental health & safety	• diversity
• quality

These Performance Criteria in the Amended Plan have not changed from the Performance Criteria under the current terms of the Plan.

Contract Stock.  The Compensation Committee may grant shares of common stock to participants, conditioned upon the participant’s continued provision of services to the Company and its Related Corporations and affiliates through the date specified in the award.

Dividend Equivalent Rights.  The Compensation Committee may grant awards that entitle the participant to receive a benefit in lieu of cash dividends that would have been payable on any or all shares of common stock subject to another award granted to the participant had such shares been outstanding. However, under the Amended Plan, dividend equivalents may not be granted to participants in connection with grants of options or stock appreciation rights, and except to the extent otherwise provided in awards granted on or prior to April 1, 2009, no dividend equivalent payment may be made to a participant with respect to any award or part thereof prior to the date on which all applicable performance vesting conditions relating to such award or part thereof have been satisfied, waived or lapsed.

6. Adjustments.  If there is any stock split, reverse split, stock dividend, or similar change in the capitalization of the Company, the Compensation Committee will make proportionate adjustments to any or all of the following in order to reflect such change: (i) the maximum number of shares that may be delivered under the Amended Plan, (ii) the maximum number of shares with respect to which awards may be granted to any participant under the Amended Plan and (iii) the number of shares issuable upon the exercise or vesting of outstanding awards under the Amended Plan (as well as the exercise price per share under outstanding options or stock appreciation rights). However, no adjustment can be made to an award that would cause the award to fail to comply with Section 409A of the Code. Nor can an adjustment be made to an award intended to qualify as “performance-based compensation” (as defined in Section 162(m) of the Code) to the extent that it would cause the award to fail to so qualify as performance-based compensation, unless the Compensation Committee determines that the award should not so qualify.

7. Change in Control.  In the event of certain corporate transactions (such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation), the Amended Plan provides that each outstanding award will be assumed by the surviving or successor entity, provided that in the event of a proposed corporate transaction, the Compensation Committee may terminate all or a portion of any outstanding award and give each participant the right to exercise such award, or arrange to have such surviving or acquiring entity or affiliate grant a replacement award, subject to certain conditions. Notwithstanding any other provision of the Amended Plan, all outstanding options, stock appreciation rights, restricted stock, performance stock, contract stock and dividend equivalent rights will become fully vested, exercisable or payable, as applicable, upon a change in control of the Company.

8. Termination or Amendment.  The Board of Directors may from time to time suspend, terminate or amend the Amended Plan at any time. However, stockholder approval will be required for any amendment to change the class of employees eligible to participate in the Amended Plan with respect to ISOs, to increase the maximum number of shares with respect to which ISOs may be granted under the Amended Plan (except to the extent permitted by the Amended Plan in connection with a change in the Company’s capitalization), to increase the maximum number of shares that may be issued or transferred under the Amended Plan, to increase the individual award limit under the Amended Plan, to extend the term of the Amended Plan with respect to any ISOs granted under the Amended Plan, to reprice or regrant through cancellation or modify (except to the extent permitted by the Amended Plan in connection with a change in the Company’s capitalization) any award, if the effect would be to reduce the exercise price for the shares underlying such award, or to cancel any option or stock appreciation right in exchange for cash or another award under the Amended Plan, when the price per share of such option or stock appreciation right exceeds the fair market value of the underlying share of common stock. In addition, no amendment may be made to the Amended Plan that would constitute a modification of the material terms of the “performance goal(s)” within the meaning of Section 162(m) of the Code (to the extent compliance with Section 162(m) of the Code is desired).

9. Tax Withholding.  In general, the Compensation Committee, in its discretion, may permit or require the Participant to satisfy the Federal, state and/or local withholding tax in whole or in part in cash or by having the Company withhold shares otherwise issuable under an award or by remitting already owned shares. The Amended Plan provides that the Compensation Committee, in its discretion, may permit or require the acceleration of the timing for the payment of the number of Shares needed to pay employment taxes upon the date of the vesting of an Award, subject to the requirements of Section 409A of the Code.

10. Federal Income Tax Aspects Of Awards Under The Amended Plan.  The Federal income tax consequences of the Amended Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Amended Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Amended Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The following does not describe alternative minimum tax, other Federal taxes, or foreign, state or local income taxes which may vary depending on individual circumstances and from locality to locality.

Stock Options.  If an option qualifies for ISO treatment, the optionee will recognize no income upon grant or exercise of the option except that at the time of exercise, the excess of the then fair market value of the common stock over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares for more than two years after grant of the option and more than one year after exercise of the option, upon an optionee’s sale of his or her shares of common stock, any gain will be taxed to the optionee as capital gain. If the optionee disposes of his or her shares of common stock prior to the expiration of one or both of the above holding periods, the optionee generally will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the common stock at the exercise date or the sale price of the common stock. Any gain recognized on such a disposition of the common stock in excess of the amount treated as ordinary income will be characterized as capital gain. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

An optionee will not recognize any taxable income at the time the optionee is granted a NQSO. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the common stock over the exercise price, and the Company will be entitled to a corresponding deduction at the time of exercise, subject to Sections 162(m) and 280G of the Code. Upon an optionee’s sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the common stock has been held for at least the applicable long-term capital gain period (currently 12 months).

Stock Appreciation Rights.  Generally, stock appreciation rights will not be taxable to the participant at grant. Upon exercise of the stock appreciation right, the fair market value of the shares received, determined on the date of exercise, or the amount of cash received in lieu of shares, will be taxable to the participant as ordinary income in the year of such exercise. The Company will be entitled to a business expense deduction to the extent the grantee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

Restricted Stock.  Generally, a participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the participant will be taxed on the difference between the fair market value of the common stock and the amount the participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the Amended Plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture and the participant would otherwise be taxable under Section 83 of the Code.

Performance Stock.  A participant will recognize ordinary income on the fair market value of the shares when the performance stock is delivered.

Contract Stock.  A participant will generally not have ordinary income upon grant of contract stock. When the shares of our common stock are delivered under the terms of the contract stock, the participant will recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid by the participant for such shares.

Dividend Equivalents.  A participant will recognize ordinary income on dividend equivalents as they are paid.

Code Section 409A.  Certain types of awards under the Amended Plan, including performance stock, contract stock and dividend equivalents, may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Amended Plan and awards granted under the Amended Plan generally will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Section 162(m).  Under Section 162(m) of the Code, in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits) for certain executive officers exceeds $1,000,000 in any one taxable year. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “qualified performance-based” compensation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors”;

•	The material terms of the performance goals (including the maximum amount of compensation that could be paid to the employee) must be disclosed to and approved by the shareholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have been met prior to payment.

In addition, Section 162(m) contains a special rule for stock options and stock appreciation rights which provides that stock options and stock appreciation rights will satisfy the qualified performance- based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period, the material terms of the plan are disclosed to and approved by the shareholders and the compensation is based solely on an increase in the stock price after the grant date.

The Amended Plan has been structured with the intent that certain awards granted under the Amended Plan may meet the requirements for “qualified performance-based” compensation under Section 162(m) of the Code. To the extent granted with an exercise price not less than the fair market value on the date of grant, options granted under the Amended Plan are intended to qualify as “performance-based” under Section 162(m) of the Code. Stock appreciation rights will also qualify as “performance-based” under Section 162(m) of the Code, to the extent they relate to the increase in the market value of the shares of common stock from the date of grant. Performance stock awards granted under the Amended Plan may also qualify as “performance-based” under Section 162(m) of the Code if they vest or are otherwise payable based solely upon the Performance Criteria.

Other Considerations.  Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20% payable by the recipient.

The Amended Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act. Certain additional special rules apply if the exercise price for an option is paid in shares of common stock previously owned by the participant rather than in cash.

11. Accounting Treatment.  Stock-based compensation expense for all stock-based compensation awards granted after January 1, 2006 under the Amended Plan is based on the fair value on the grant date, currently estimated in accordance with the guidelines of Financial Accounting Standards Board Accounting Standards Codification Topic 718, using (in the case of stock options) the binomial distribution model. The amount of compensation cost attributable to stock-based awards in 2009 was $15.6 million.

12. New Plan Benefits.  The number of awards that our named executive officers and other employees may receive under the Amended Plan is in the discretion of the Compensation Committee and therefore cannot be determined in advance. Each of our non-employee directors will receive a grant, at their election, of 7,500 options or 1,875 shares of restricted stock under the Amended Plan each year, and the Chairman of the Board of Directors will receive a grant, at his election, of 10,000 options or 2,500 shares of restricted stock. The dollar value of such options or restricted stock cannot be determined at this time. We also cannot determine in advance what election the directors will make. In addition, each of our non-employee directors will receive an annual retainer of $60,000 payable in one of four ways: (1) in cash, (2) one half in cash and one half in restricted stock, (3) in restricted stock, or (4) in options (the number of options determined by valuing the options at 25% of the fair market value of the Company’s common stock underlying the option on the date of grant) with a maximum of 7,500 options. Options and restricted stock, as applicable, will be issued under the Amended Plan. The director makes the election to receive the retainer in cash, restricted stock or options on the date of our annual meeting. At this time we cannot determine whether any director will elect to receive his or her retainer in restricted stock or options under the Amended Plan. Except with respect to the annual equity grants and retainers payable to our non-employee directors as described above pursuant to their elections, and subject to the grants that we expect to make to our President and CEO pursuant to his employment agreement, awards under the Amended Plan are subject to the discretion of the Compensation Committee, and the Compensation Committee has not made any determination to make future grants to any persons under the Amended Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the future benefits that will be received by participants other than our President and CEO under the Amended Plan.

Certain tables below under the general heading “Executive Compensation,” including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year End Table, Option Exercises and Stock Vested Table, Nonqualified Deferred Compensation in 2009 Table and Equity Compensation Plan Information Table set forth information with respect to prior awards granted to our individual named executive officers under the Plan and other Approved Plans. In addition, the table below sets forth the estimated awards of all types to be made under the Amended Plan during 2010. These estimates are based on awards made under the Plan and other Approved Plans between January 1, 2010 and April 1, 2010, as well as awards estimated to be made during the rest of 2010 based on the value and/or number of shares covered by awards made during the same period in 2009 (except that we currently expect to pay cash bonuses to all of our executives for 2010) and considering the current mix of cash and stock opportunities for different employee levels or other amounts based on anticipated needs:

New Plan Benefits
Under the Second Amended and Restated
2003 Equity Incentive Plan in Fiscal Year 2010

			Number of Shares/Units
Name and Position	Dollar Value ($)		Covered by Awards

Stuart M. Essig		(1)	100,000	(2)
President and Chief Executive Officer
John B. Henneman, III	—		—
Executive Vice President, Finance and Administration, and Chief Financial Officer
Gerard S. Carlozzi	237,509		5,465
Executive Vice President and Chief Operating Officer
Judith E. O’Grady	58,671		1,350
Senior Vice President, Regulatory Affairs, Quality Assurance and Clinical Affairs, and Corporate Compliance Officer
Jerry E. Corbin	61,018		1,404
Vice President, Corporate Controller and Principal Accounting Officer
All Current Executive Officers as a Group		(1)	108,219
All Current Directors Who are Not Executive Officers as a Group		(3)		(3)(4)
All Employees Who are Not Executive Officers as a Group		(1)	330,549

(1)	Not determinable at this time.

(2)	Assumes the Company will grant the maximum annual equity-based award of either performance stock or contract stock/restricted stock units specified under the terms of Mr. Essig’s employment agreement. The agreement provides that the Company may annually grant performance stock or contract stock/restricted stock units to Mr. Essig covering between 75,000 and 100,000 shares based on performance for the preceding 12 month period.

(3)	The value of the aggregate number of options to be granted to non-employee directors who elect to receive their 2010 equity grant in options will depend on the value of such options on the grant date. The value of the aggregate number of shares of restricted stock to be granted to non-employee directors who elect to receive their 2010 equity grant in restricted stock will depend on the value of such stock on the grant date. The value of the awards to non-employee directors that elect to receive their $60,000 annual retainer in options will depend on the value of the Company’s common stock on the grant date. Each non-employee director who elects to receive his or her annual retainer in restricted stock will receive restricted stock with a value of $60,000. We cannot determine what elections will be made by the non-employee directors for equity-based compensation to be paid to them in 2010.

(4)	In addition to the aggregate number of options and/or aggregate number of shares of restricted stock to be granted to the non-employee directors as a 2010 equity award as described above, each non-employee director may elect to receive his or her $60,000 annual retainer in restricted stock or options. The calculation of the number of shares of restricted stock and options to be granted if this option is elected is set forth in the text preceding this table. We cannot determine what elections will be made by the non-employee directors for equity-based compensation to be paid to them in 2010.

The following table provides information as of December 31, 2009, with respect to awards granted under the Plan, excluding cancelled or forfeited awards, to our individual named executive officers and other groups since the adoption and approval of the Plan in 2003.

Awards Granted Under 2003 Equity Incentive Plan
Since Inception of Plan in Fiscal Year 2003

	Number of	Number of
	Securities	Securities			Number of	Number of
	Underlying	Underlying			Shares or	Shares or
	Unexercised	Unexercised			Units of	Units of
	Options	Options	Option	Option	Stock That	Stock That
	(#)	(#)	Exercise	Expiration	Have	Have Not
Name and Position	Exercisable(1)	Unexercisable(2)	Price ($)	Date	Vested (#)(3)	Vested (#)

Stuart M. Essig,	250,000	—	31.38	7/27/2014	—	—
President and Chief	200,000	—	34.49	12/17/2014	—	—
Executive Officer	200,000	—	35.57	12/19/2015	—	—
	150,000	50,000	42.53	12/19/2016	—	—
	100,000	100,000	40.34	12/18/2017	—	—
	44,642	80,358	48.82	8/14/2018	—	—
	—	—	—	—	750,000	—
	—	—	—	—	375,000	—
	—	—	—	—	33,334	66,666
	—	—	—	—	—	11,670 (4)
	—	—	—	—	—	100,000
John B. Henneman, III,	100,000	—	30.25	7/26/2011	—	—
Executive Vice President,	7,500	—	38.72	2/1/2011	—	—
Finance and Administration,	25,000	25,000	44.63	7/1/2018	—	—
and Chief Financial Officer	—	—	—	—	—	3,855 (5)
	—	—	—	—	44,439	44,438
	—	—	—	—	—	7,813
	—	—	—	—	—	3,594 (6)
	—	—	—	—	100,000	—
	—	—	—	—	4,366	—
Gerard S. Carlozzi,	25,000	—	30.25	7/26/2011	—	—
Executive Vice President	938	—	38.72	2/1/2011	—	—
and Chief Operating Officer	—	—	—	—	—	3,855 (5)
	—	—	—	—	44,439	44,438
	—	—	—	—	—	7,813
	—	—	—	—	100,000	—
	—	—	—	—	4,366	—
Judith E. O’Grady,	7,500	—	33.48	11/1/2011	—	—
Senior Vice President,	—	—	—	—	—	3,612
Regulatory Affairs, Quality	—	—	—	—	—	2,295
Assurance and Clinical Affairs, and	—	—	—	—	—	6,098
Corporate Compliance Officer	—	—	—	—	2,500	—
Jerry E. Corbin,	—	—	—	—	—	2,295
Vice President, Corporate Controller	—	—	—	—	—	6,244
and Principal Accounting Officer	—	—	—	—	685	—
All Current Executive Officers as a Group	1,110,580	255,358	(7)	(7)	1,459,129	314,686
All Directors Who Are Not Executive Officers as a Group	170,287	31,250	(8)	(8)	38,602	4,895
Thomas J. Baltimore, Jr., Director	—	—	—	—	8,576	2,145
Keith Bradley, Ph.D., Director	7,500	—	33.32	5/17/2011	—	—
	—	—	—	—	9,010	937
Richard E. Caruso, Ph.D.,	10,000	—	33.32	5/17/2011	—	—
Director and Chairman of the Board	15,039	—	47.63	8/19/2016	—	—
	8,750	8,750	24.82	5/20/2017	—	—
	—	—	—	—	8,071	—
Neal Moszkowski, Director	12,500	—	35.76	8/9/2012	—	—
	11,960	—	49.33	6/12/2013	—	—
	12,539	—	47.63	8/19/2016	—	—
	7,500	7,500	24.82	5/20/2017	—	—
Raymond G. Murphy, Director	3,750	3,750	24.82	5/20/2017	—	—
	—	—	—	—	1,210	1,208

	Number of	Number of
	Securities	Securities			Number of	Number of
	Underlying	Underlying			Shares or	Shares or
	Unexercised	Unexercised			Units of	Units of
	Options	Options	Option	Option	Stock That	Stock That
	(#)	(#)	Exercise	Expiration	Have	Have Not
Name and Position	Exercisable(1)	Unexercisable(2)	Price ($)	Date	Vested (#)(3)	Vested (#)

Christian S. Schade, Director	7,500	—	37.53	5/17/2012	—	—
	7,500	—	49.33	6/12/2013	—	—
	7,500	—	47.63	8/19/2016	—	—
	3,750	3,750	24.82	5/20/2017	—	—
	—	—	—	—	2,457	605
James M. Sullivan, Director	7,500	—	33.32	5/17/2011	—	—
	5,039	—	47.63	8/19/2016	—	—
	3,750	3,750	24.82	5/20/2017	—	—
	—	—	—	—	8,030	—
Anne M. VanLent, Director	7,500	—	33.32	5/17/2011	—	—
	7,500	—	37.53	5/17/2012	—	—
	11,960	—	49.33	6/12/2013	—	—
	7,500	—	47.63	8/19/2016	—	—
	3,750	3,750	24.82	5/20/2017	—	—
	—	—	—	—	1,248	—
All Employees Who Are Not Executive Officers as a Group (these numbers are not updated)	100	—	35.07	7/1/2010	—	—
	121,909	—	35.91	1/3/2011	—	—
	194	—	38.72	2/1/2011	—	—
	32,808	—	38.06	3/1/2011	—	—
	4,321	—	35.09	4/1/2011	—	—
	13,399	—	32.92	6/1/2011	—	—
	6,419	—	29.24	7/1/2011	—	—
	2,250	—	30.86	8/1/2011	—	—
	250	—	35.10	9/1/2011	—	—
	17,700	—	38.20	10/3/2011	—	—
	67,875	—	33.48	11/1/2011	—	—
	—	—	—	—	74,875	409,473

(1)	On April 1, 2010, the closing price of a share of our common stock on the NASDAQ Global Select Market was $43.46.

(2)	For option awards made to Mr. Essig and option awards made prior to July 26, 2005 to other officers, 25% of each award vests on the first anniversary of the grant date and the remaining 75% vests monthly thereafter over 36 months. For the option award made to Mr. Henneman in July 2008 in connection with his appointment as Chief Financial Officer, 25% of the award vested on December 31, 2008 and the remaining 75% vests monthly thereafter over 36 months. For option awards made on or after July 26, 2005 to employees other than Mr. Essig and other than the option award made in July 2008 to Mr. Henneman, each award vests in four equal annual installments beginning on the first anniversary of the grant date. Options issued to non-employee directors on or after July 9, 2008 vest on a quarterly basis and are fully vested one year after the grant date.

(3)	In general, grants of restricted stock, restricted stock units and contract stock for employees vest in full on the third anniversary of the grant date. In special circumstances, the Company has granted employees restricted stock or restricted stock unit awards that vest with respect to one-third of the shares on each of the first, second and third anniversaries of the applicable grant date. Restricted stock awards granted for 2008 to Messrs. Carlozzi and Henneman vested 100% on March 15, 2010. Restricted stock awards granted for 2009 to Messrs. Essig, Carlozzi and Henneman vest 100% on December 31, 2010. In addition, two particular awards of restricted stock units granted to Mr. Essig vested on the grant date and are described in the Nonqualified Deferred Compensation in 2009 Table. Restricted stock granted to non-employee directors on or after July 9, 2008 vests on a quarterly basis and is fully vested one year after the grant date. The shares underlying performance stock awards will be delivered as soon as practicable following the end of the three-year performance period, if the performance condition is met.

(4)	Consists of 11,670 shares of unvested common stock remaining from an initial restricted stock award of 18,336 shares (of which 6,666 shares were withheld to pay taxes pursuant to an election to be taxed at grant) made to Mr. Essig on December 17, 2009.

(5)	Consists of 3,855 shares of common stock underlying a performance stock award. The terms of the award provide that these shares will be deliverable as soon as practicable after January 3, 2011 if the performance condition is met. The performance condition was met in 2008.

(6)	Consists of 3,594 shares of common stock remaining from an initial restricted stock grant of 6,700 shares (of which 3,106 shares were withheld to pay taxes pursuant to an election to be taxed at grant) made to Mr. Henneman on December 17, 2009.

(7)	See data above for the option price and expiration date for each option granted to our executive officers.

(8)	See data below for the option price and expiration date for each option granted to our non-employee directors.

Required Vote for Approval and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote is required to approve and adopt the proposed Amended Plan. Abstentions will not be voted and will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

If our stockholders do not approve this proposal, the Plan will remain in full force without giving effect to the amendments contemplated by the Amended Plan, and the Company may continue to grant awards under the Plan.

As indicated above, the Board of Directors is recommending the approval of the Amended Plan to increase the number of shares that may be issued under the Amended Plan and to make other changes. The increase is intended to provide us with additional shares for the grant of stock-based awards to our executives and other employees, thereby linking their compensation to the value of our stock and providing a mix of compensation elements in their overall pay packages. This practice has served the Company well in the past by providing an incentive to executive officers and a significant number of managers and employees, aligning compensation with shareholder value creation, thereby helping the Company grow and the share price to increase over time.

The Board of Directors has adopted a resolution approving the Second Amended and Restated 2003 Equity Incentive Plan and hereby recommends that the stockholders of the Company vote “FOR” the Second Amended and Restated 2003 Equity Incentive Plan.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Overview

This discussion supplements the more detailed information concerning executive compensation in the tables and narrative discussion that follow. This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers, who consist of our Chief Executive Officer, our Chief Financial Officer and three other executive officers, as determined under the rules of the SEC. For 2009, our named executive officers were:

•	Stuart M. Essig, our President and Chief Executive Officer;

•	John B. Henneman, III, our Executive Vice President, Finance and Administration, and Chief Financial Officer;

•	Gerard S. Carlozzi, our Executive Vice President and Chief Operating Officer;

•	Judith E. O’Grady, our Senior Vice President, Regulatory Affairs, Quality Assurance and Clinical Affairs, and Corporate Compliance Officer; and

•	Jerry E. Corbin, our Vice President, Corporate Controller and Principal Accounting Officer.

The Compensation Committee of our Board of Directors plays a key role in designing and administering our executive compensation program. All principal elements of compensation paid to our executive officers are subject to the Compensation Committee’s approval. The report of the Committee appears following this section.

Philosophy

We have designed our executive compensation program to attract, retain and motivate highly qualified executives and to align their interests with the interests of our stockholders. The ultimate goal of our program is to increase stockholder value by providing executives with appropriate incentives to achieve our business objectives. We seek to achieve this goal through a program that rewards executives for performance, as measured by both financial and non-financial factors, without encouraging excessive and unnecessary risk-taking behaviors. The Compensation Committee considered compensation risk implications during its deliberations on the design of our 2010 executive compensation programs with the goal of appropriately balancing short-term incentives and long-term performance. See “Risk Assessment Regarding Compensation Policies and Practices” above for information regarding our review of our employee compensation programs.

Our use of equity-based awards that vest over time also encourages key executives to remain in our employ. We require our named executive officers to enter into non-competition or other restrictive covenants with us, a practice that we believe should limit the possibility of losing them to our closest competitors. We also encourage executives to act as equity owners through the stock ownership guidelines described later in this discussion.

Role of Executive Officers in Compensation Process

Our President and Chief Executive Officer provides significant input on the compensation, including annual merit adjustments and equity awards, for his direct reports and the other named executive officers. In addition, he attends meetings of the Compensation Committee. As discussed below under “Annual Review of Compensation,” the Compensation Committee approves the compensation of the named executive officers, taking into consideration the recommendations of our President and Chief Executive Officer.

Compensation Consultants

During 2010 and 2008, the Compensation Committee of the Board of Directors engaged Towers Watson (the surviving entity after the merger of Towers Perrin and Watson Wyatt & Company) and Watson Wyatt & Company, respectively, to advise it in connection with a review of the Company’s 2003 Equity Incentive Plan. In addition, during 2008, the Compensation Committee engaged Watson Wyatt & Company to advise it in connection with the extension of the Company’s employment agreements with Messrs. Essig, Carlozzi and Henneman. Watson Wyatt &

Company was also called upon in 2008 and 2007 to provide consulting services to the Compensation Committee on the Compensation Discussion and Analysis part of the 2007 proxy statement and the 2008 proxy statement, respectively.

During 2010, 2009 and 2008, Watson Wyatt & Company served as a consultant to the Company in connection with the preparation of the Summary of Potential Payments table in the proxy statement.

During 2009, the Board of Directors engaged Watson Wyatt & Company to advise it on management development and succession planning matters.

Compensation of Other Companies

Our Compensation Committee considers the compensation practices of other companies in our industry. This consideration generally occurs in connection with our entering into employment or severance agreements with executive officers, rather than on an annual basis. The Committee generally considers market compensation of other companies in our industry when reviewing base salaries of our executives. Over the past several years, the list of companies (with current information publicly available today) has included Abbott Medical Optics, Inc. (formerly known as Advanced Medical Optics, Inc.), ArthroCare Corporation, Bio-Rad Laboratories, Boston Scientific Corporation, Cardinal Healthcare, ConMed Corporation, Cooper Industries Ltd., C.R. Bard, Cyberonics, Inc., Edwards Lifesciences Corporation, Haemonetics Corporation, Hologic, Inc., Johnson & Johnson, Medicis Pharmaceutical Corporation, Medtronic, Inc., Jude Medical Corporation, Steris Corporation, Stryker Corporation, Wright Medical Group, Inc. and Zimmer Holdings, Inc. In addition, in 2008 the Committee reviewed competitive market data that Watson Wyatt & Company provided on two peer groups of companies, which included many of the companies listed above, in connection with the extension of the employment agreements with Messrs. Essig, Carlozzi and Henneman. See “2008 Employment Agreement or Severance Agreement Matters.” While the Compensation Committee and the President and Chief Executive Officer review this data, the Company does not target its executives’ base salaries or other compensation at a specific percentile of market salaries or any particular group of companies.

Elements of Compensation

In general, our executive compensation program has the following elements: (1) base salary, (2) annual incentives in the form of bonus and/or incentive compensation plan payments, cash bonuses, equity-based awards or a combination of the above and (3) long-term equity-based incentives in the form of stock options, restricted stock, performance stock and other forms of equity. The Compensation Committee reviews these elements of compensation on an annual basis.

Base Salaries

We have relied upon historical practices and survey data to set salaries so as to attract and retain the members of our senior management team. Based upon these factors, we generally have considered base salaries for comparable positions or responsibilities at other medical device companies, based on the data obtained from published salary survey sources that we consult and the proxy statements of the companies mentioned above and other peer-group companies. We use this data primarily to ensure that our executive compensation program as a whole is competitive. We do not establish rigid targets for total compensation or any individual element of our executive compensation program.

The Compensation Committee reviews base salaries annually, but it does not automatically increase them if the Compensation Committee believes that other elements of compensation are more appropriate in light of our stated objectives or if increases are not warranted. We consider market factors, individual and Company performance, rate of inflation, responsibilities and experience when considering merit- or promotion-related increases.

In addition, in determining salaries for 2009 for Messrs. Essig, Carlozzi and Henneman, the Compensation Committee considered the extent to which the Company achieved the goals assigned to these executives for 2008 and the extent to which the individuals contributed to the achievement of those goals. No weightings were assigned, as the Compensation Committee viewed the objectives in the aggregate, with emphasis on the qualitative goals. In addition, the Compensation Committee considered the Company’s long-term performance and overall accomplishments. See “Annual Review of Compensation” and “2009 Named Executive Officer Compensation — Base Salaries” below for additional information. Further, because of economic conditions, the Compensation Committee (i) did not increase the base salaries of Mr. Corbin and Ms. O’Grady during 2009 and (ii) reduced the 2009 base salaries for Messrs. Essig, Carlozzi and Henneman to their respective 2008 base salary levels, pursuant to the April 2009 amendments to their respective employment agreements. (See “2009 Employment Agreement Matters” and “2009 Named Executive Officer Compensation — Base Salaries” below.)

Annual Cash Incentives

Because our Company has grown and become recognized as a market leader in our industry, we need to pay competitively to retain our top executives and attract new ones. We pay discretionary cash bonuses to many of our executives, but not including the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, all of whom have bonus provisions in their employment agreements. These forms of compensation create annual incentive opportunities tied to objectives that are designed to help us achieve our short-term plans to grow the business and increase stockholder value.

Cash Bonuses.  We believe that paying discretionary cash bonuses accomplishes the goal of creating annual incentives, and we further believe that this form of compensation is similar to what other companies offer in our industry. The employment agreements that we entered into with our President and Chief Executive Officer (Mr. Essig) and our Executive Vice Presidents (Mr. Carlozzi and Mr. Henneman) generally provide for annual cash bonuses equal to a targeted percentage of base salary. For 2009, the targeted amounts were 100% for Mr. Essig and 50% for Messrs. Carlozzi and Henneman. Nevertheless, because of economic conditions, the Compensation Committee determined not to pay cash bonuses for 2009 to certain of our executives, including Messrs. Essig, Carlozzi and Henneman, whose employment agreements were amended in April 2009 to reflect this change. See “2009 Employment Agreement Matters.” In addition, after reviewing the 2009 Company and individual performance, the Compensation Committee determined to pay discretionary cash bonuses for 2009 to Mr. Corbin and Ms. O’Grady and certain other executives. Because of economic conditions, the Compensation Committee also determined not to pay cash bonuses to executives for 2008, as described below. See “Long-term Equity-Based Incentives.” As discussed below under “Annual Review of Compensation,” the Compensation Committee, in its sole discretion, after discussion with the President and Chief Executive Officer, determines the amount of the bonus that we will pay and bases its decision on the satisfaction of performance objectives or, in the case of any discretionary bonuses, Company, departmental and individual performance. As discussed below, prior to 2006 and for 2008 and 2009, the Committee determined not to award a cash bonus to Mr. Essig.

The employment agreements for our President and Chief Executive Officer and our Executive Vice Presidents generally provide for targeted cash bonuses. We believe that paying these executive officers a targeted bonus based on both qualitative and quantitative objectives without weightings or a formula allows the Compensation Committee to have flexibility to judge the performance of these officers on a number of factors, such as leadership, executive and organizational development, compliance and quality objectives, and the accomplishment of goals that were set from time to time during the year. Nevertheless, as indicated above, because of economic conditions, the Compensation Committee determined not to pay cash bonuses for 2009 to Messrs. Essig, Carlozzi and Henneman, as described in the April 2009 amendments to their respective employment agreements.

Management Incentive Compensation Plan.  In 2009, we discontinued the Management Incentive Compensation Plan (“MICP”), a strict formula-driven cash incentive program, when the Compensation Committee determined not to pay cash bonuses to executives for 2008 because of economic conditions. For 2007, we utilized the MICP to offer cash incentive compensation to key employees below the level of Executive Vice President.

Long-Term Equity-Based Incentives

We use restricted stock, performance stock, stock options and other equity equivalents to provide long-term incentives. These awards help us retain executives and align their interests with stockholders by setting multi-year vesting requirements and tying a significant portion of the compensation value to the value of our stock. Existing ownership levels are not a factor in award determination, because we do not want to discourage executives and other employees from holding significant amounts of our stock if they so choose.

We grant equity awards to employees in the following situations: (1) upon their hiring or entering into new employment agreements or amendments extending such agreements, (2) in connection with annual performance reviews, and (3) from time to time, for retention purposes or in special situations to reward certain employees who have been promoted or who achieved milestones or accomplished projects that benefit our Company.

With certain exceptions, we historically used stock options with six-year terms that vested over a period of four years to provide incentives to members of management. Under the terms of Mr. Essig’s employment agreements, we granted restricted stock units to Mr. Essig at the time he entered into new employment agreements and made annual stock option grants with 10-year terms to him through 2007. In August 2008, we granted restricted stock units as well as stock options with a ten-year term to him in connection with the extension of his employment agreement. (See “2008 Employment Agreement and Severance Agreement Matters.”)

In 2005 we began granting restricted stock to certain senior executives at the Company, generally with a three-year “cliff” vesting in addition to options, and in 2006, we generally ceased granting options to our employees, except for Mr. Essig’s annual option grant through 2007 (which was required under his employment agreement), Mr. Henneman’s special option grant made in connection with his appointment as Chief Financial Officer and options granted for compensation of our Board of Directors. The three-year cliff vesting provides that no shares shall vest until the third anniversary of the grant, at which time all shares will vest. In April 2010, we also granted restricted stock with three-year cliff vesting to certain employees, including Mr. Corbin and Ms. O’Grady in connection with the Company’s 2009 performance, as well as their individual performance. In April 2009, we granted restricted stock with annual vesting over three years to certain employees, including Mr. Corbin and Ms. O’Grady in connection with the Company’s 2008 performance, as well as their individual performance. We provided for annual vesting over three years instead of three-year cliff vesting for these grants because we took into account the decision not to pay them a cash bonus for 2008. We believe that restricted stock ties the value of employees’ equity compensation to our long-term performance. By granting restricted stock instead of stock options, we are able to issue fewer shares and conserve the amount of equity available under our equity incentive plans. In addition, stock options no longer receive favorable accounting treatment. Finally, we believe that the vesting over three years of restricted stock awards provides an effective retention tool.

In April 2008, we granted performance stock to Messrs. Carlozzi and Henneman in connection with the equity grants relating to their 2007 performance. These grants cover a performance period from 2008-2010. The decision to grant performance stock was based on the reasons described above relating to the use of restricted stock, as well to tie their compensation to an important Company goal. The performance condition is that our revenues during any year of the performance period exceed revenues during the year prior to the performance period. If the performance condition is met, the shares covered by the grant are deliverable following the third anniversary of the date of grant, subject to continued employment.

In December 2008, we granted restricted stock units with annual vesting over two years to Messrs. Carlozzi and Henneman in connection with the two-year extension of their employment agreements and as an award for 2008 performance. In December 2008, we granted restricted stock units with annual vesting over three years to Mr. Essig as an award for 2008 performance pursuant to the August 2008 amendment to his employment agreement. In addition, in December 2009, we granted restricted stock units with annual vesting over three years to Mr. Essig as an award for 2009 performance pursuant to the August 2008 amendment to his employment agreement. Further, in December 2009, we granted restricted stock to Mr. Essig as an award for 2009 performance pursuant to his April 2009 amendment to his employment agreement. This restricted stock award vests fully on December 31, 2010, subject to his continued employment. In addition, in April 2009, we granted restricted stock to Messrs. Carlozzi and Henneman in connection with the Company’s 2008 performance, as well as their individual performance, pursuant to the terms of an April 2009 amendment to their employment agreements. The awards vested fully on March 15, 2010. Further, in December 2009 and April 2010, we granted restricted stock to Messrs. Henneman and Carlozzi, respectively, as an award for the Company’s 2009 performance, as well as their individual performance, pursuant to the April 2009 amendments to their respective employment agreements. These awards vest fully on December 31, 2010, subject to their continued employment.

In April 2007 and April 2008, we granted restricted stock with three-year cliff vesting to certain executives, including Mr. Corbin and Ms. O’Grady, in connection with the Company’s 2006 and 2007 performance, respectively, as well as their individual performance.

As described above under “Information Concerning Meetings and Committees,” the Compensation Committee has delegated authority for making equity awards to non-executive officer employees under the Approved Plans to a Special Award Committee, consisting of Mr. Essig. On an annual basis, the Compensation Committee establishes the aggregate number of awards that the Special Award Committee may make during the year.

We require all named executive officers and substantially all U.S.-based employees to have signed a non-competition agreement, or an employment or severance agreement with non-competition provisions, as a condition of receiving an equity award.

Perquisites

We provide our named executive officers with very few perquisites and other benefits not generally available to other employees. We provide management-level employees with a corporate credit card not available to all employees, which includes an airport club membership benefit.

Annual Review of Compensation

We make key decisions regarding named executive officer compensation (salary increases, equity grants and bonus payments) in connection with our annual performance review process. The Compensation Committee determines Mr. Essig’s compensation generally at the meeting it holds each December. In addition, the Committee reviewed his performance prior to extending his employment agreement in August 2008. The Committee also reviewed the performance of Messrs. Carlozzi and Henneman prior to extending their respective employment agreements and approving restricted stock unit grants for each of them in December 2008. In April 2009, the Committee also considered their performance for 2008 when determining to grant restricted stock to Messrs. Carlozzi and Henneman in April 2009 in connection with an April 2009 amendment to their employment agreements. In December 2009, the Compensation Committee and our President and Chief Executive Officer reviewed the performance of Messrs. Carlozzi and Henneman prior to approving restricted stock awards for 2009 for each of them. For fiscal year 2009, we completed our review process for other named executive officers in February 2010. We anticipate that we will adhere to a similar timetable for annual reviews in future years. We generally do not make equity grants to named executive officers other than Mr. Essig until after the end of the year, except that in December 2009, we awarded a restricted stock grant to Mr. Henneman for 2009 following the Committee’s review of his 2009 performance, consistent with the review and grant timing for Mr. Essig. Thus, those equity grants awarded to Messrs. Carlozzi and Corbin and Ms. O’Grady in 2010 for 2009 performance do not appear in the Summary Compensation Table for 2009.

In the fourth quarter of each year, Mr. Essig discusses with the Compensation Committee a proposed list of his performance objectives. These objectives, described below, cover financial and organizational matters. The financial measures include revenue, EBITDA, earnings and similar metrics. At the end of each year, Mr. Essig provides a self-evaluation of his performance, which the Compensation Committee reviews and discusses with him. The Committee then solicits input from the full Board of Directors and meets in executive session to discuss Mr. Essig’s performance and to determine his annual salary increase, bonus amount and equity-based grant. Mr. Essig’s targets and objectives are purposefully set to be aggressive and ambitious, but without encouraging excessive and unnecessary risk-taking behavior. As a result, the objectives are not meant to be a “check-the-box” chart pursuant to which the Company will award Mr. Essig a certain percentage of his contractually obligated salary increase, equity award or bonus based upon a percentage of the objectives achieved. Rather, they are meant to guide the members of the Compensation Committee as to what compensation awards are appropriate for Mr. Essig based upon his overall performance.

Messrs. Carlozzi and Henneman discussed a proposed list of their objectives for 2009 with Mr. Essig. The objectives, described below, relate to each named executive officer’s areas of responsibility and include achieving the year’s general operating plan performance levels. At the end of each year, Mr. Essig reviews the performance of these named executive officers, which includes evaluating whether they satisfied their performance objectives, solicits feedback from other employees, and makes recommendations to the Compensation Committee regarding their salary increases, bonus amounts and equity awards. Mr. Essig also evaluates the performance of the other named executive officers with their supervisors and makes similar recommendations to the Compensation

Committee. The Compensation Committee then considers Mr. Essig’s recommendations in making its compensation determinations for these named executive officers.

For 2009, the Compensation Committee established a goal for Messrs. Essig, Carlozzi and Henneman to achieve adjusted EBITDA of $155-$170 million (excluding the impact of stock-based compensation expense). This quantitative goal was intended as a “stretch” goal that would significantly benefit the Company, without encouraging excessive and unnecessary risk-taking behavior. The Compensation Committee also established a goal for these individuals of developing a five-year strategic plan with the following objectives: minimum revenue growth of 10-12% per year, minimum adjusted earnings per share growth of 15-20% and increased focus on divisional management. In addition, the Compensation Committee assigned the following qualitative goals to these individuals:

•	outstanding leadership;

•	leveraging and maintaining high-quality relationships with the investment community and key customers;

•	keeping the Board informed and consulted on appropriate matters;

•	ensuring corporate governance and ethical responsibilities are met;

•	employee development;

•	business development;

•	aligning and motivating the organization to achieve the objectives;

•	recruiting high-quality executives and developing succession planning for critical positions;

•	supporting and guiding the strengthening of organizational development and planning efforts;

•	maintaining corporate environment for continuous improvement;

•	supporting the development of business opportunities;

•	achieving operating synergies projected in operating plans;

•	improving diversity;

•	encouraging employee equity ownership;

•	reviewing and enhancing compliance programs;

•	improving the timeliness and effectiveness of the finance function (for Messrs. Essig and Henneman);

•	improving and enhancing commitment to quality systems;

•	continuing to enhance evaluation process by tying compliance initiatives with performance evaluations;

•	participating in the development of the industry and public policy positions and action plans;

•	progress in improving gross margin; and

•	progress in managing capital efficiently.

As indicated above, because of current economic conditions, the Committee determined not to pay cash bonuses for 2009 to certain executive officers, including Messrs. Essig, Carlozzi and Henneman. The Compensation Committee reviewed corporate and individual performance against the 2009 goals described above for Messrs. Essig, Carlozzi and Henneman in determining the amount of restricted stock to grant to each of them (instead of cash) for 2009 performance pursuant to an April 2009 amendment to their respective employment agreement, as well as the amount of restricted stock units to grant to Mr. Essig for his annual equity award. For 2009, the Company achieved the adjusted EBITDA goal of $155-170 million. In addition, the Committee considered the Company’s long-term performance and overall accomplishments. Further, the goal of developing the five-year strategic plan was achieved. In addition, the Committee reviewed each individual’s performance against the other goals described in the preceding paragraph. No weightings were assigned, and the Committee viewed the objectives in the aggregate, with special emphasis on the qualitative goals, particularly compliance, leadership, business development, employee development, progress in improving gross margin and progress in managing capital efficiently. As a result of the annual review, including a determination that these individuals had met or exceeded a significant amount of achievement of the “stretch” goal and the qualitative goals, the Committee determined that these individuals had met or achieved their 2009 objectives goals taken as a whole. The Committee considered the performance of the Company and the individuals against these goals when determining the 2010 salaries and equity grants for these individuals for 2009 performance.

In addition, during 2009, the Committee’s compensation decisions for Messrs. Carlozzi and Henneman reflected the Committee’s intent to provide the same basic level of compensation for each of them, reflecting similar responsibilities and individual performance.

For 2009, the Committee’s decisions regarding the compensation of Ms. O’Grady and Mr. Corbin were intended to keep their compensation in line with the compensation of other Senior Vice Presidents and Vice Presidents, respectively, as well as to generally maintain their overall package consistent with that of prior years. In addition, such decisions recognized their individual performance as well as the Company’s performance. However, because of economic conditions, the Committee did not increase their base salary during 2009.

Mr. Essig’s employment agreement provides that (1) we increase Mr. Essig’s salary by a minimum of $50,000 each year during the term of the agreement and (2) Mr. Essig be eligible for a cash target bonus that shall not be less than 100% of his base salary. In addition, his agreement provided (prior to an amendment to the agreement in August 2008) that we award Mr. Essig an annual stock option grant ranging from 100,000 to 200,000 shares of our common stock. When we extended Mr. Essig’s employment agreement in August 2008, we amended the agreement to provide that his annual equity-based grant be in the form of restricted stock units or performance stock, at the Compensation Committee’s discretion, and that the grant cover between 75,000 and 100,000 shares of common stock. (See “2008 Employment Agreement or Severance Agreement Matters.”) The compensation that we have paid to Mr. Essig has demonstrated a connection among these three compensation elements. We have increased Mr. Essig’s salary by the minimum amount during each year of his agreement through 2009, except that, because of economic conditions, we temporarily reduced his 2009 base salary in April 2009 through the end of 2009 to his 2008 base salary level pursuant to the April 2009 amendment to his employment agreement. Similarly, in April 2009, we reduced the 2009 base salaries of Messrs. Carlozzi and Henneman to their 2008 levels pursuant to their respective April 2009 amendment to their employment agreement. Prior to 2006, the Committee determined not to pay Mr. Essig a cash bonus because of our limited historical cash flow. Because of economic conditions, the Committee determined not to pay Mr. Essig a cash bonus for 2008 or 2009, as provided in the April 2009 amendment to his employment agreement. (See “2009 Employment Agreement Matters.”) For 2006 and 2007, the Committee awarded him 100% of his cash target bonus. In addition, we have awarded Mr. Essig the maximum amount of 200,000 stock options each year through 2007 and the maximum amount of 100,000 restricted stock units in 2008 and 2009, as well as the full amount of his target award for 2009 (paid in restricted stock) pursuant to his employment agreement, owing primarily to his outstanding performance and the Company’s long-term performance, and partly due to the Company’s decisions regarding his salary increase and the Committee’s decision to not award him cash bonuses for many past years.

Historically, we have not used specific guidelines in making equity grants to our other executive officers; however, we have made equity grants with the objective of compensating our executive officers in a competitive manner, based on publicly available information on other companies, so as to retain their services, and we have considered the cash compensation that we pay to executive officers in setting the size of equity grants.

Equity Grant Practices

We make decisions to grant equity awards without regard to anticipated earnings or other major announcements by the Company. Historically, the Compensation Committee has approved the annual equity-based grants to Mr. Essig at its December meeting and generally approved the annual stock option or other equity-based grants to other executive officers and, depending on the amount of the award, other managers at a meeting held in December or February. The Compensation Committee approved (i) performance stock awards for 2007 for Messrs. Carlozzi and Henneman on January 17, 2008, effective April 1, 2008, (ii) restricted stock awards for 2007 for Ms. O’Grady and Mr. Corbin on February 26, 2008, effective April 1, 2008, (iii) restricted stock awards for 2008 for each of Messrs. Carlozzi and Henneman on April 13, 2009, effective April 13, 2009 and (iv) restricted stock awards for

2009 for Mr. Corbin and Ms. O’Grady on February 24, 2010, effective April 1, 2010. In each case, the annual equity awards were approved after our annual review process for the individuals was completed. In the case of an approval by written consent, the grant date cannot be earlier than the date when the Committee member approvals have been obtained. In addition, the Special Award Committee, comprised of our President and Chief Executive Officer, has authority (within specified limits) to approve equity-based awards to other managers. The Special Award Committee approves and makes equity grants on the first business day of the month. The Special Award Committee typically approves annual awards during the first quarter. We expect this general timetable to continue.

The grant date of Mr. Essig’s annual stock option grants through 2007, restricted stock units award relating to the extension of his employment agreement in August 2008, his annual equity-based compensation award in the form of restricted stock units granted in December 2008 and December 2009 and his restricted stock award for 2009 granted in December 2009 pursuant to his employment agreement, entered into in July 2004, and subsequently amended in August 2008 and April 2009, has been the date the award was approved. In the case of his August 2008 stock option grant relating to the extension of his employment agreement, the Committee approved the grant in advance of the grant date. In the case of the restricted stock units granted to Messrs. Carlozzi and Henneman in December 2008, the Committee approved the grants on the date of the awards pursuant to the terms of the December 2008 amendments extending the terms of their employment agreements. In the case of the July 2008 special stock option grant made to Mr. Henneman in connection with his appointment as Chief Financial Officer, the Committee approved the grant in advance of the grant date. In the case of the restricted stock award for 2009 granted to Mr. Henneman in December 2009, the Committee approved the grant on the date of the award. In the case of the restricted stock award for 2009 granted to Mr. Carlozzi in April 2010, the Committee approved the grant in advance of the grant date. In general, the grant date for awards to other executive officers is either the date of the required approval or, for administrative convenience, the first business day of the month or quarter following the required approval. As we have moved from granting options to granting restricted stock and performance stock or restricted stock units, we expect grants to our named executive officers, other than annual equity-based grants to Mr. Essig pursuant to his employment agreement, to be made on the first business day of the month or quarter following Compensation Committee approval. We make equity grants to members of our Board of Directors on the date of our annual meeting of stockholders.

The exercise price of stock options is equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of grant. The Compensation Committee or Special Award Committee, as applicable, may set a higher exercise price for options granted to employees based outside the United States if our counsel advises that it is necessary or advisable to do so under the applicable country’s law. This practice with respect to setting stock option exercise prices is consistent with the terms of our equity incentive plans. The terms of these plans require that the exercise price of options granted under the plans be not less than the fair market value of our common stock on the date of grant. The plans define “fair market value” as the closing price of our common stock on the NASDAQ Global Select Market on the date of grant. In general, our 2003 Equity Incentive Plan provides that, without stockholder approval, no amendment may be made that would reprice outstanding awards.

2008 Employment Agreement and Severance Agreement Matters

In January 2008, we amended the employment agreements with Messrs. Carlozzi and Henneman to make minor changes to comply with Section 409A of the Internal Revenue Code (the “Code”) and to update treatment of insurance benefits following termination. In March 2008, we amended the employment agreement with Mr. Essig to make similar changes.

In January 2008 we entered into a one-year severance agreement with Ms. O’Grady which included minor changes to comply with Section 409A of the Code and to update the treatment of insurance benefits following termination. In addition, the new agreement provided for a cash severance payment in the event of a termination of employment relating to a change in control of one times base salary (unlike her prior agreement which provided for a cash severance payment of 1.99 times the sum of her base salary and cash portion of the bonus payable for the year of termination).

In August 2008, we amended Mr. Essig’s agreement (the “Essig Amendment”) to extend the term of his employment, as President and Chief Executive Officer, until December 31, 2011 and provide for automatic one-year extensions thereafter. Prior to extending the term of the employment agreement, the Committee engaged

Watson Wyatt & Company to provide consulting services in connection with the terms of the Essig Amendment, including compiling market data on compensation of chief executive officers at peer groups approved in advance by the Committee. One group, consisting of similar-sized peers, included Steris Corp, Edwards Lifesciences Corp., Abbott Medical Optics, Inc. (formerly known as “Advanced Medical Optics, Inc.”), Cooper Companies Inc, Hologic Inc, Inverness Medical Innovations, Haemonetics Corp., Wright Medical Group, Inc., American Medical Systems Holdings, Medicis Pharaceudical and Arthrocare Corp. The second group, consisting of large company peers, included Cardinal Health Inc., Johnson & Johnson, Medtronic, Inc., Baxter international Inc., Covidien Ltd., Thermo Fisher Scientific Inc, Boston Scientific Corp., Becton Dickinson & Co., Stryker Corporation, Zimmer Holdings Inc., Genzyme Corp., St. Jude Medical Inc., and Bard (C.R.) Inc. The review included data on larger medical device companies because Integra is a growing company, and our executives may be attractive candidates for these or similar companies.

Prior to approving the terms of the Essig Amendment, the Committee reviewed the market data analysis that Watson Wyatt & Company developed, the proposed amount, form and rationale for salary, bonuses and equity-based awards, tax and accounting considerations, individual circumstances, succession planning considerations and process for developing the terms of the amendment. The Essig Amendment provides that Mr. Essig was to receive grants of (i) 375,000 restricted stock units (“RSUs”) on the effective date of the Amendment (the “Initial RSU Award”); (ii) a non-qualified stock option (the “Option”) to purchase 125,000 shares of Company common stock (the “Shares”) to be granted on the first day on which the Company trading window was to open following the effective date of the Essig Amendment (the “Option Grant Date”) and (iii) annual grants during the term, commencing in December 2008, of between 75,000 and 100,000 RSUs or performance shares (the “Annual Award”).

Subject to Mr. Essig’s continued service with the Company, the Option vests as follows: 25% of the Shares vest on the first anniversary of the Option Grant Date and the remaining Shares vest monthly thereafter over the subsequent 36 months. In addition, the Option will vest in full upon the occurrence of any of the following: (i) termination of Mr. Essig’s employment by the Company without “Cause” or by Mr. Essig for “Good Reason,” (ii) a “Change in Control” of the Company, (iii) a “Disability Termination,” each as defined in the employment agreement, (iv) a termination of Mr. Essig’s employment upon non-renewal of the employment term by either party, or (v) Mr. Essig’s death (each, an “Acceleration Event”). The Option has a ten-year term.

The Initial RSU Award vested in full on the effective date of the grant, and the underlying shares will be deferred and delivered to Mr. Essig within the 30-day period immediately following the six-month anniversary of his separation from service.

Pursuant to the Amendment, the Annual Award may take the form of either (i) RSUs for between 75,000 and 100,000 (inclusive) shares of the Company’s common stock, or (ii) performance stock for between 75,000 and 100,000 (inclusive) shares of the Company’s common stock. The Compensation Committee will determine the form of the Annual Award in its sole discretion. For the 2008 and 2009 Annual Awards, the Committee determined to grant restricted stock units to Mr. Essig.

Any Annual Award of RSUs will vest, subject to Mr. Essig’s continued service with the Company, in three equal annual installments on the first three anniversaries of the grant date and will be subject to accelerated vesting upon the occurrence of an Acceleration Event. The shares underlying the vested RSUs covered by the Annual Award will be deferred and delivered to Mr. Essig within the 30-day period immediately following the six-month anniversary of his separation from service.

Any Annual Award of performance shares will be subject to both (i) annual time-based vesting through December 31, 2011, and (ii) performance-based vesting if the Company’s sales in any calendar year during the three-year performance period exceed sales in the calendar year prior to such three-year performance period. The performance shares will only vest to the extent that both the time-based and performance-based conditions are satisfied (except in the event of a Change in Control of the Company). The time-based vesting condition will deemed satisfied in full upon a termination of Mr. Essig’s employment by the Company without “Cause,” by Mr. Essig for “Good Reason,” by reason of a “Disability Termination,” each as defined in the employment agreement, or Mr. Essig’s death, or upon a nonrenewal of the employment term by either party. In addition, the performance shares will vest in full upon a Change in Control of the Company that occurs during the performance period and prior to Mr. Essig’s termination of service. The vested performance shares will be delivered to Mr. Essig upon or within thirty days after vesting.

Each of the RSU grants and performance stock grants will also include certain dividend equivalent rights for vested awards.

In December 2008, we amended the employment agreements for Messrs. Carlozzi and Henneman to extend the term of their agreements through January 4, 2011. Prior to extending the term of these employment agreements, the Committee engaged Watson Wyatt & Company to advise it in connection with the terms of the amendments, including compiling market data on compensation of chief operating officers and chief financial officers at the same peer groups approved in advance by the Committee for review in connection with the extension of Mr. Essig’s employment agreement.

The Committee used a similar process in reviewing and determining the terms of the amendments to extend the term of the employment agreements for Messrs. Carlozzi and Henneman as it had used when reviewing and determining the terms of the amendment to extend the term of Mr. Essig’s employment agreement. Prior to approving these amendments, the Committee reviewed the market data analysis that Watson Wyatt & Company developed the proposed size, form and rationale for salaries, bonuses, equity-based awards, tax and accounting considerations, unique circumstances, succession planning considerations and process for developing the terms of the amendments.

The December 2008 amendments to the employment agreements with Messrs Carlozzi and Henneman provide that both Mr. Carlozzi and Mr. Henneman will receive (i) a base salary of $475,000 for 2009 and $500,000 for 2010, (ii) an annual bonus opportunity for each of 2009 and 2010 equal to 50% of annual base salary and (iii) 88,877 restricted stock units to be granted on December 18, 2008, of which 83,846 units represent the signing equity-based award and 5,031 units represent the equity-based award for 2008 performance. The restricted stock unit grants for each executive, subject to the executive’s continued service with the Company, vest in two equal annual installments on the first two anniversaries of the grant date and are subject to accelerated vesting upon the occurrence of any of the following: (i) termination of the executive’s employment by the Company without “Cause” or by the executive for “Good Reason,” (ii) a “Change in Control” of the Company, (iii) a “Disability Termination,” each as defined in the employment agreements, or (iv) the executive’s death. The shares underlying the units will be paid out within the 30-day period immediately following the six-month anniversary after the executive’s separation from service with the Company.

The restricted stock unit grants include certain dividend equivalent rights for vested awards.

See “2009 Employment Agreement Matters,” “Post Employment Arrangements” and “Executive Compensation — Potential Payments under Termination or Change in Control” for additional information.

2009 Employment Agreement Matters

Because of economic conditions that commenced in the fall of 2008, in April 2009, we amended the employment agreements with Messrs. Essig, Henneman and Carlozzi to provide that, effective for the period commencing on the first day of the first full pay period of the Company on or after April 13, 2009 and ending on December 31, 2009, their 2009 annual base salary would be reduced to their respective 2008 annual base salary level; however, the salary reductions would not affect the calculation of severance payments, awards for 2009 performance or 2010 salary amounts. In addition, the amendments for Messrs. Carlozzi and Henneman provide that the Company will grant each of them for 2008 performance restricted stock equal in value to $180,000 (40% of their 2008 base salary) in recognition that no cash bonuses of equal value were awarded to them for 2008 performance. These grants vested 100% on March 15, 2010. Further, because the Company did not expect to pay cash bonuses for executives for 2009, the amendments for each of Messrs. Essig, Carlozzi and Henneman provide for the opportunity for each of them to earn grants of restricted stock for 2009 performance (instead of cash) equal in value to $650,000 for Mr. Essig (i.e., his 2009 salary before reduction) and $237,500 for each of Messrs. Carlozzi and Henneman (i.e., 50% of their 2009 salary before reduction). These grants will vest 100% on December 31, 2010. See “Long-Term Equity-Based Incentives” above.

Post-Employment Arrangements

We have entered into employment agreements with our President and Chief Executive Officer and our Executive Vice Presidents. The employment agreements provide for payments if we were to terminate them other than for cause and if the executive terminates his employment for good reason, and provide for additional payments if the executive’s employment is terminated under these circumstances following a change in control.

In January 2007, we entered into a severance agreement with Ms. O’Grady that replaced the employment agreement that we had entered into with her in 2003. Following the expiration of that severance agreement, in January 2008, we entered into a new one-year severance agreement with Ms. O’Grady. Following the expiration of that agreement, in January 2010, we entered into a new one-year severance agreement with Ms. O’Grady. Ms. O’Grady’s severance agreement provides for a payment if, following a change in control, we terminate her employment other than for cause or she terminates her employment with us for “good reason” (as defined in her agreement). The only named executive officers who have employment agreements that provide for termination payments outside a change in control are our President and Chief Executive Officer and our two Executive Vice Presidents. Only a limited number of other U.S.-based employees are parties to agreements that provide for such payments.

We do not have a severance agreement with Mr. Corbin.

In 2006, we amended Mr. Essig’s employment agreement to provide for change-in-control benefits. Mr. Essig’s employment agreement entered into in 2004 provided that on a change in control all stock options would vest and become exercisable through their original expiration date and all restricted stock units would vest and be distributed on the date of the change in control. Mr. Essig’s employment agreement also provided for a full gross-up payment to cover excise taxes under Section 280G of the Internal Revenue Code. We included change-in-control benefits in the employment agreement that we entered into with our Executive Vice Presidents in late 2005 and early 2006, and our Compensation Committee determined that it was appropriate to amend Mr. Essig’s employment agreement to provide similar benefits.

The 2006 amendment provides Mr. Essig with change-in-control benefits that are in addition to the benefits that were provided in the initial agreement. Specifically, if within 18 months following a change in control (i) we terminate Mr. Essig’s employment for a reason other than death, disability or cause, (ii) Mr. Essig terminates his employment for good reason or (iii) we do not extend Mr. Essig’s employment agreement after a change in control, Mr. Essig will be entitled to additional severance benefits.

In January 2008, we amended the employment agreements with Messrs. Carlozzi and Henneman to make minor changes for compliance with Section 409A of the Code and to update our post-termination insurance benefit provisions. In March 2008, we made similar changes to the employment agreement with Mr. Essig. In January 2008, we entered into a new severance agreement with Ms. O’Grady to make similar changes and to change the cash severance amount for termination because of a change in control to one times base salary.

In August 2008, we amended the employment agreement with Mr Essig, including extending the term thereof. In addition, in December 2008, we amended the employment agreements with Messrs. Carlozzi and Henneman, including extending the term thereof. In addition, the amendments to the agreements with Messrs. Carlozzi and Henneman deleted the prior provision for cash severance and certain other benefits upon a nonrenewal of the employment agreements.

Details of the severance provisions are described in “Potential Payments Upon Termination of Change in Control.” See “2008 Employment Agreement and Severance Agreement Matters” above for additional information.

2009 Named Executive Officer Compensation

Base Salaries

In December 2008 for Mr. Essig and in February 2009 for Messrs. Henneman and Carlozzi, the Compensation Committee approved their respective base salaries shown in column (a) below. The Compensation Committee did not make any changes in the base salaries for Mr. Corbin or Ms. O’Grady for 2009, which remained the same as for 2008.

			Temporary Reduced
			2009 Base Salary
			April 18, 2009-	Percentage Increase
	2009 Base Salary		December 31, 2009	from Prior 2009
	(Prior to	Percentage	(Same as 2008 Base	Base Salary to 2008 Base
	Reduction)	Increase from 2008	Salary)	Salary Level
Name	(a)	(b)	(c)	(d)

Stuart M. Essig	$650,000	8.3%	$600,000	(7.7)%
John B. Henneman, III	$475,000	5.6%	$450,000	(5.3)%
Gerard S. Carlozzi	$475,000	5.6%	$450,000	(5.3)%
Judith E. O’Grady	$244,400	0.0%	$244,400	0.0%
Jerry E. Corbin	$231,000	0.0%	$231,000	0.0%

The salary amounts shown in column (a) above for Messrs. Essig, Carlozzi and Henneman were effective January 1, 2009. The increase in Mr. Essig’s salary from $600,000 to $650,000 was the minimum required under his employment agreement. In addition, the salary increase for each of Messrs. Carlozzi and Henneman was required by their respective employment agreement. See “Elements of Compensation — Base Salaries” above.

In April 2009, the Compensation Committee approved a temporary reduction, effective April 18, 2009 through December 31, 2009, in the base salaries for Messrs. Essig, Carlozzi and Henneman to their respective 2008 base salary level. These salary changes are shown in column (c) above for these individuals.

Annual Bonus Payments

Mr. Essig’s employment agreement provides that he shall be eligible for a cash bonus that shall not be less than 100% of his base salary. Prior to 2006, the Committee determined not to award Mr. Essig a cash bonus because of our limited cash flow. For 2008 and 2009, the Committee determined not to award a cash bonus to Mr. Essig because of economic conditions.

A target bonus of 50% of base salary for 2009 (representing an increase from the 40% target bonus for 2008) is provided in the employment agreements to which Mr. Carlozzi and Mr. Henneman are parties. Because of economic conditions that commenced in the fall of 2008, the Compensation Committee determined not to pay cash bonuses to these executives for 2008 or 2009.

Discretionary Bonuses

The Compensation Committee determined to pay discretionary cash bonuses for 2009 to Mr. Corbin and Ms. O’Grady based on Company and individual performance. See “Annual Review of Compensation” and “Annual Cash Incentives” above.

Equity Awards

In July 2008, we granted to Mr. Henneman ten-year non-qualified stock options to acquire 50,000 shares of our common stock in connection with his appointment as Chief Financial Officer. The grant vested with respect to 25% of the shares on December 31, 2008 and vests thereafter with respect to 1/36 of the remaining shares on the first business day of each following month.

In August 2008, we granted to Mr. Essig 375,000 fully vested restricted stock units in connection with the August 2008 amendment to his employment agreement, which extended the term of his employment agreement through December 2011. The underlying shares will be deferred and delivered to Mr. Essig within the 30-day period immediately following the six-month anniversary of his separation from service from the Company. In addition, in

August 2008, we granted to Mr. Essig ten-year non-qualified stock options to purchase 125,000 shares of our common stock in connection with the extension of the term of his employment agreement. The options vest with respect to 25% of the shares on the first anniversary of the date of grant and thereafter with respect to 1/36 of the remaining shares on the first business day of each following month.

Mr. Essig’s employment agreement, as amended in August 2008, provides that we shall award him an annual equity-based award in the form of restricted stock units or performance stock ranging from 75,000 to 100,000 shares of our common stock. In December 2008 and December 2009, we granted 100,000 restricted stock units to Mr. Essig. The awards vest in three annual equal installments on the first, second and third anniversaries of the grant date. The underlying shares will be deferred and delivered to Mr. Essig within the 30-day period immediately following the six-month anniversary of his separation from service. In addition, in December 2009, we granted 18,336 shares of restricted stock (representing 100% of his 2009 salary before the temporary salary reduction) to Mr. Essig for his 2009 performance pursuant to the terms of the April 2009 amendment to his employment agreement. These shares vest fully on December 31, 2010. In determining to grant the maximum amount for these equity-based awards, the Committee considered Mr. Essig’s performance for the applicable year, the extent of the Company’s achievement of objectives for such year, the Company’s long-term performance, the Committee’s determination not to grant him a cash bonus for the applicable year, the amount of his salary increase and other factors. See “Annual Review of Compensation” above.

Pursuant to the terms of their employment agreements, as amended in December 2008 and April 2009, in December 2008 and April 2009, we granted 5,031 restricted stock units (representing 40% of their 2008 base salary) and 7,813 shares of restricted stock (representing 40% of their 2008 base salary), respectively, to each of Messrs. Henneman and Carlozzi for their 2008 performance. In addition, in December 2009 and April 2010, we granted 6,700 shares and 5,465 shares of restricted stock (with a value at the time of grant equal to 50% of their 2009 salary before the temporary salary reduction) to each of Mr. Henneman and Mr. Carlozzi, respectively, for their 2009 performance pursuant to the terms of the April 2009 amendment to their employment agreement. These shares vest fully on December 31, 2010. These amounts reflect the Committee’s intent to maintain their overall compensation package consistent with that of prior years and takes into consideration the lack of a cash bonus for 2008 and 2009. See “Annual Review of Compensation” above. Because the April 2010 grant for Mr. Carlozzi was made in 2010, it does not appear in the Summary Compensation Table or the Grants of Plan Based Awards table. Because no cash bonuses were paid to Messrs. Henneman and Carlozzi for 2008 and 2009, as described above, the Committee did not follow its prior practice of paying them half of their bonus in cash and half in equity-based compensation. The Committee made this change because of then-current economic conditions. In December 2008, we granted each of them 83,846 restricted stock units in connection with the extension of the term of their employment agreements until January 4, 2011. The December 2008 restricted stock unit awards vests in two equal installments on the first and second anniversaries of the respective grant date. The shares underlying these restricted stock unit awards will be deferred and delivered to them within the 30-day period immediately following the six-month anniversary of their respective separation from service from the Company. The April 2009 restricted stock grants vested fully on March 15, 2010.

In April 2010, we granted restricted stock having a grant date value equal to $58,671 to Ms. O’Grady and restricted stock having a grant date value equal to $61,018 to Mr. Corbin for their respective 2009 performance. These amounts reflect the Committee’s intent to maintain their overall compensation package consistent with that of prior years and takes into consideration the amount of a discretionary cash bonus paid to them for 2009. See “Annual Review of Compensation” above.

In April 2009, we granted restricted stock having a grant date value equal to $146,657 to Ms. O’Grady and restricted stock having a grant date value equal to $150,168 to Mr. Corbin for their 2008 performance. These amounts reflect the Committee’s intent to maintain their overall compensation package consistent with that of prior years and takes into consideration the lack of a cash bonus for 2008. See “Annual Review of Compensation” above. The amount of these restricted stock awards was higher than in 2008 and we provided for annual vesting over three years instead of three — year cliff vesting because we took into account the decision not to pay a cash bonus for 2008

In April 2008, we granted restricted stock having a grant date value equal to $100,000 to each of Ms. O’Grady and Mr. Corbin for their respective 2007 performance. We granted performance stock having a grant date value equal to $168,000 to each of Mr. Carlozzi and Mr. Henneman pursuant to their employment agreement and for their 2007 performance. See “Annual Review of Compensation” above. The performance goal of the performance stock was that our sales in any calendar year during the performance period of January 1, 2008 and ending December 31, 2010, shall be greater than consolidated sales in calendar year 2007. These named executive officers will receive the shares of common stock underlying the performance stock promptly following December 31, 2010, since the performance goal has been met. Because these grants were made in 2008, they are shown in the Summary Compensation Table for 2008.

Compensation Program Matters Effective in 2010

2003 Equity Incentive Plan

In April 2010, the Board of Directors approved the Second Amended and Restated 2003 Equity Incentive Plan, subject to stockholder approval, that would increase the amount of common stock that may be issued or awarded under the plan by 1,750,000 shares. This change is intended to provide us with additional shares under the plan for the grant of stock-based awards to our executives and other employees, thereby linking their compensation to the value of our stock and providing a mix of compensation elements in their overall pay packages. This practice has served the Company well in the past by providing an incentive to executive officers, thereby helping the Company grow and the share price to increase over time. The amendments would also make other technical changes to the plan. For more details, see “Proposal 3.”

Discretionary Cash Bonus Program

In light of the uncertainty in the economic recovery and in order to provide flexibility in terms of amounts and form of awards, any cash bonus awards for 2010 for Mr. Corbin or Ms. O’Grady will be discretionary based on Company and individual performance and not based on a strict formula.

Stock Ownership Guidelines for Executive Officers

Our executive officers must meet the stock ownership guidelines that the Board of Directors has established in order to align their interests more closely with those of our stockholders. The Nominating and Corporate Governance Committee oversees compliance with these guidelines and periodically reviews them. The President and Chief Executive Officer is required to hold common stock with a value equal to two times his or her annual base salary. All other executive officers, including the other named executive officers, are required to own shares with an aggregate value equal to the executive’s base salary. Vested shares of restricted stock and vested restricted stock units may be included to determine whether the required ownership interest has been met. Executive officers have five years from the later of February 23, 2006 and the date of their election or appointment as executive officers to attain this ownership threshold. We have approved procedures by which every executive officer must obtain clearance prior to selling any shares of our common stock, in part to ensure no officer falls out of compliance with the stock ownership guidelines.

In addition, our policies prohibit our employees from selling our stock “short” or otherwise speculating that the value of our stock will decline through the use of derivative securities. Such derivative transactions include writing “uncovered” call options or the purchase of put options. Buying our securities on margin is also prohibited. In addition, our policies also prohibit the frequent buying and selling of our stock to capture short-term profits.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers to $1,000,000 per year unless the compensation qualifies as performance-based. The Compensation Committee’s policy is to take into account Section 162(m) in establishing compensation of our executives. The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive’s exercise of previously granted awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to the amount that is deductible under Section 162(m) of the Code. For example, the sum of Mr. Essig’s salary and target bonus exceeds $1,000,000.

In 2006 and 2007, we reviewed the effect that Section 409A to the Internal Revenue Code could have on existing arrangements with our executive officers. Following our review in 2006, we entered into amendments to the agreements governing the restricted stock unit grants made in 2000 and 2004 to Mr. Essig in an attempt to be in compliance with the requirements of Section 409A of the Code. Following the issuance of further guidance from the Internal Revenue Service, our review in 2007 resulted in our entering into amendments to certain employment agreements and equity award agreements with Messrs. Essig, Carlozzi and Henneman in order to comply with the Section 409A requirements. In addition, the severance agreements entered into with Ms. O’Grady in January 2008 and 2010 reflect certain minor changes made to comply with these requirements.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this Proxy Statement.

The Compensation Committee of the
Board of Directors

KEITH BRADLEY (CHAIR)
THOMAS J. BALTIMORE, JR.
NEAL MOSZKOWSKI

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table

The following table sets forth information regarding compensation paid to our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers based on total compensation earned during 2009.

								Change in
								Pension
								Value and
							Non-Equity	Nonqualified
							Incentive	Deferred
				Stock		Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards(1)		Awards(2)	Compensation(3)	Earnings	Compensation(4)	Total
Position	Year	($)	($)	($)		($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)

Stuart M. Essig	2009	614,808	—	4,195,011		—	—	—	3,648	4,813,467
President and Chief	2008	600,000	—	21,540,500		2,359,913	—	—	3,875	24,504,288
Executive Officer	2007	550,000	—	—		3,367,120	550,000	—	3,875	4,470,995
John B. Henneman, III	2009	457,404	—	417,527		—	—	—	3,648	878,579
Executive Vice President,	2008	444,808	—	3,348,020	(6)	870,420	—	—	3,875	4,667,123
Finance and Administration, and Chief Financial Officer(5)	2007	420,000	—	200,006	(6)	—	168,000	—	3,875	791,881
Gerard S. Carlozzi	2009	457,404	—	180,012	(7)	—	—	—	—	637,416
Executive Vice President	2008	444,808	—	3,348,020	(6)	—	—	—	—	3,792,828
and Chief Operating Officer	2007	416,538	—	200,006	(6)	—	168,000	—	—	784,544
Judith E. O’Grady	2009	244,400	—	146,657	(7)	—	87,984	—	3,648	482,689
Senior Vice President,	2008	242,773	—	100,016		—	—	—	3,875	346,664
Regulatory Affairs, Quality Assurance and Clinical Affairs, and Corporate Compliance Officer	2007	234,135	—	165,466		—	69,619	—	3,875	473,095
Jerry E. Corbin	2009	231,000	—	150,168	(7)	—	91,476	—	3,648	476,292
Vice President,	2008	227,365	—	100,016		—	—	—	3,875	331,256
Corporate Controller and Principal Accounting Officer	2007	207,058	—	120,755		—	51,844	—	3,875	383,532

(1)	This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant date.

(2)	This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the fair value of the option on the grant date as estimated using the binomial distribution model. For a discussion of assumptions used to estimate fair value, please see Note 8, “Stock Purchase and Award Plans,” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(3)	The amounts in column (g) reflect cash awards earned under the MICP and/or as a discretionary bonus or pursuant to employment agreements. See “— Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentives” for more information.

(4)	The amounts in this column consist of matching contributions made by the Company under the Company’s 401(k) plan. The aggregate amount of perquisites and other personal benefits for each named executive officer was less than $10,000.

(5)	Mr. Henneman was appointed Acting Chief Financial Officer on September 6, 2007 and Chief Financial Officer on May 13, 2008.

(6)	The grant date fair value of the performance stock award component of these awards assumes that the performance conditions will be fully met.

(7)	The executive’s April 2010 restricted stock grant for 2009 performance is not reflected in the table because it was granted in 2010. See “— Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentives” for more information.

Grants Of Plan Based Awards

The following table presents information on annual incentive opportunities and equity awards granted under the Company’s 2003 Equity Incentive Plan.

									All Other	All Other		Grant
									Stock	Option		Date
									Awards:	Awards:	Exercise	Fair
			Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Value of
			Under Non-Equity			Under Equity			Shares of	Securities	Price of	Stock and
		Date of	Incentive Plan Awards(1)			Incentive Plan Awards(1)			Stock or	Underlying	Option	Option
	Grant	Comp.	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(2)	Options	Awards	Awards(3)
Name	Date	Committee	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	Action	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Stuart M. Essig	12/17/2009	12/17/2009	—	—	—	—	—	—	100,000 (4)	—	—	3,545,000
	12/17/2009	12/17/2009	—	—	—	—	—	—	18,336 (5)	—	—	650,011
	1/4/09	7/21/04	—	650,000	—	—	—	—	—	—	—	—
John B. Henneman, III	4/13/2009	4/13/2009	—	—	—	—	—	—	7,813 (6)	—	—	180,012
	12/17/2009	12/17/2009	—	—	—	—	—	—	6,700 (5)	—	—	237,515
	1/4/09	12/18/2008	—	237,500	—	—	—	—	—	—	—	—
Gerard S. Carlozzi	4/13/2009	4/13/2009	—	—	—	—	—	—	7,813 (6)	—	—	180,012
	1/4/09	12/18/2008	—	237,500	—	—	—	—	—	—	—	—
Judith E. O’Grady	4/1/2009	3/31/2009	—	—	—	—	—	—	6,098 (7)	—	—	146,657
Jerry E. Corbin	4/1/2009	3/31/2009	—	—	—	—	—	—	6,244 (7)	—	—	150,168

(1)	The “Target” is calculated by multiplying the officer’s base salary (in effect before the temporary salary reduction) by the executive’s target award percentages provided in the applicable employment agreement for Messrs Essig, Henneman and Carlozzi. Although their respective employment agreements provide for performance targets, in April 2009, the agreements were amended to provide for payment of the applicable award in restricted stock instead of cash for 2009. Accordingly, the Compensation Committee determined not to award cash bonuses to these executive officers for 2009. In addition, the Compensation Committee did not establish performance targets for Mr. Corbin or Ms. O’Grady for 2009. See “— Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentives” for more information. See column (j) and notes (5), (6) and (7) below for more information on these restricted stock awards.

(2)	The amounts shown in this column represent shares of restricted stock or restricted stock units granted under the Company’s 2003 Equity Incentive Plan. See “— Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a description of the material terms of these restricted stock and restricted stock unit awards.

(3)	This column reflects the full grant date fair value of the restricted stock and restricted stock units granted to each named executive officer in 2009. For restricted stock and restricted stock units, fair value is calculated using the closing price of the Company’s common stock on the grant date noted.

(4)	This grant of restricted stock units represents the annual equity-based award for Mr. Essig. The grant vests in three equal annual installments, beginning on the first anniversary of the date of grant. Subject to certain conditions, the shares will be delivered within 30 days following the first business day immediately following the six-month period after the date of Mr. Essig’s separation of service.

(5)	This grant of restricted stock was made to the executive for 2009 performance pursuant to the April 2009 amendment to his employment agreement. The grant vests in full on December 31, 2010.

(6)	This grant of restricted stock was made to the executive for 2008 performance pursuant to the April 2009 amendment to his employment agreement. The grant vested in full on March 15, 2010.

(7)	This grant of restricted stock was made to the executive for 2008 performance. The grant vests in three equal annual installments, beginning on the first anniversary of the date of grant.

Outstanding Equity Awards At Fiscal Year-End

The following table presents information with respect to outstanding equity awards as of December 31, 2009.

	Option Awards(1)				Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout
							Market		Number of	Value of
	Number of	Number of			Number		Value of		Unearned	Unearned
	Securities	Securities			of Shares		Shares or		Shares, Units	Shares, Units
	Underlying	Underlying			or Units		Units of		or Other	or Other
	Unexercised	Unexercised	Option		of Stock That		Stock		Rights	Rights
	Options	Options	Exercise	Option	Have Not		That Have		That Have	That Have
	(#)	(#)	Price(2)	Expiration	Vested		Not Vested(3)		Not Vested	Not Vested(4)
Name	Exercisable	Unexercisable	($)	Date	(#)		($)		(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)		(h)		(i)	(j)

Stuart M. Essig	282,086	—	11.00	12/22/2010	—		—		—	—
	250,000	—	31.38	7/27/2014	—		—		—	—
	200,000	—	34.49	12/17/2014	—		—		—	—
	200,000	—	35.57	12/19/2015	—		—		—	—
	150,000	50,000	42.53	12/19/2016	—		—		—	—
	100,000	100,000	40.34	12/18/2017	—		—		—	—
	44,642	80,358	48.82	8/14/2018	—		—		—	—
	—	—	—	—	—	(5)	—	(5)	—	—
	—	—	—	—	166,666	(6)	$6,144,975		—	—
	—	—	—	—	11,670	(7)	430,273		—	—
John B. Henneman, III	20,000	—	32.32	6/1/2010	—		—		—	—
	25,000	—	35.52	11/15/2010	—		—		—	—
	7,500	—	38.72	2/1/2011	—		—		—	—
	100,000	—	30.25	7/26/2011	—		—		—	—
	25,000	25,000	44.63	7/1/2018	—		—		—	—
	—	—	—	—	3,855	(8)	142,134		—	—
	—	—	—	—	—	(9)	—		—	—
	—	—	—	—	44,438	(10)	1,638,429		—	—
	—	—	—	—	7,813	(11)	288,065		—	—
	—	—	—	—	3,594	(12)	132,511		—	—
	—	—	—	—	—	(13)	—	(13)	—	—
Gerard S. Carlozzi	2,084	—	35.52	11/15/2010	—		—		—	—
	938	—	38.72	2/1/2011	—		—		—	—
	25,000	—	30.25	7/26/2011	—		—		—	—
	—	—	—	—	3,855	(8)	142,134		—	—
	—	—	—	—	—	(9)	—		—	—
	—	—	—	—	44,438	(10)	1,638,429		—	—
	—	—	—	—	7,813	(11)	288,065		—	—
	—	—	—	—	—	(13)	—	(13)	—	—
Judith E. O’Grady	5,000	—	32.32	6/1/2010	—		—		—	—
	2,250	—	32.02	11/1/2010	—		—		—	—
	15,000	—	35.52	11/15/2010	—		—		—	—
	7,500	—	33.48	11/1/2011	—		—		—	—
	—	—	—	—	12,005	(14)	442,624		—	—
Jerry E. Corbin	—	—	—	—	11,175	(15)	412,022		—	—

(1)	For option awards made to Mr. Essig and option awards made to other officers prior to July 26, 2005, 25% of the award vests one year after the grant date and the remaining 75% vests monthly thereafter over 36 months. Option awards made on or after July 26, 2005 to employees other than Mr. Essig and other than the option granted to Mr. Henneman in 2008 with an exercise price of $44.63, vest in four equal annual installments beginning on the first anniversary of the grant date. All options issued to Mr. Essig and the option issued to Mr. Henneman in 2008 with an exercise price of $44.63 have a term of 10 years. Options issued to other officers have a term of six years.

(2)	The option exercise price is equal to the closing price of our common stock as reported by the NASDAQ Global Select Market on the date of grant.

(3)	Market value is calculated by multiplying the number of shares in column (g) by $36.87, the closing price of the Company’s common stock as reported by the NASDAQ Global Select Market on December 31, 2009.

(4)	Market value is calculated by multiplying the number of shares in column (i) by $36.87, the closing price of the Company’s common stock as reported by the NASDAQ Global Select Market on December 31, 2009.

(5)	750,000 shares and 375,000 shares of common stock underlying restricted stock units granted to Mr. Essig in 2004 and 2008, respectively, were vested as of the grant date. In addition, 33,334 shares of common stock underlying restricted stock units granted to Mr. Essig in 2008 vested in 2009. However, Mr. Essig is not entitled to receive such underlying shares until after December 31, 2009. Therefore, they are shown in the Nonqualified Deferred Compensation Table.

(6)	Consists of 66,666 shares of common stock underlying restricted stock units (from an initial grant of 100,000 units) granted on December 18, 2008 and 100,000 shares of common stock underlying restricted stock units granted on December 17, 2009. The terms of the awards provide that the shares from each of the initial grants will vest annually in three installments of 33,334 shares, 33,333 shares and 33,333 shares, respectively, on the first, second and third anniversaries of the date of grant. 33,334 shares of the grant made on December 18, 2008 vested on December 18, 2009. The terms of the awards provide that, subject to certain conditions, the shares will be delivered within 30 days following the first business day immediately following the six-month period after the date of the executive’s separation of service.

(7)	Consists of 11,670 shares of unvested common stock remaining from an initial restricted stock award of 18,336 shares (of which 6,666 shares were withheld to pay taxes following an election to be taxed at grant) made to Mr. Essig on December 17, 2009. These remaining shares will vest in full on December 31, 2010, subject to continued employment.

(8)	Consists of 3,855 shares of common stock underlying a performance stock award. The terms of the award provide that these shares will be deliverable as soon as practicable after January 3, 2011 if the performance condition is met. The performance condition was met in 2008.

(9)	4,366 shares of common stock underlying a performance stock award were vested as of December 31, 2009. The terms of the award provide that these shares will be deliverable as soon as practicable after December 31, 2009 if the performance condition is met. The performance condition was met in 2007.

(10)	Consists of 44,438 shares of common stock underlying restricted stock units (from an initial grant of 88,877 units) granted to the executive on December 18, 2008. The terms of the award provide that the shares from the initial grant will vest in two installments of 44,439 shares and 44,438 shares on December 18, 2009 and December 18, 2010, respectively. 44,439 shares of the grant vested on December 18, 2009. The terms of the award provide that, subject to certain conditions, the shares will be delivered within 30 days following the first business day immediately following the six month period after the date of the executive’s separation of service.

(11)	Consists of 7,813 shares of restricted stock that vested on March 15, 2010.

(12)	Consists of 3,594 shares of common stock remaining from an initial restricted stock grant of 6,700 shares (of which 3,106 shares were withheld to pay taxes following an election to be taxed at grant) made to Mr. Henneman on December 17, 2009. These remaining shares will vest in full on December 31, 2010.

(13)	44,439 shares of common stock underlying restricted stock units granted in 2008 to the executive vested in 2009. However, the executive is not entitled to receive such underlying shares until after December 31, 2009. Therefore, they are shown in the Nonqualified Deferred Compensation Table.

(14)	Consists of 3,612 shares of restricted stock that vested on April 2, 2010, and, subject to continued employment, 2,295 shares of restricted stock that will vest on April 1, 2011 and 6,098 shares that will vest annually in three annual installments beginning on April 1, 2010.

(15)	Consists of 2,636 shares of restricted stock that vested on April 2, 2010, and, subject to continued employment, 2,295 shares of restricted stock that will vest on April 1, 2011 and 6,244 shares that will vest annually in three annual installments beginning on April 1, 2010.

Option Exercises And Stock Vested

The following table presents information on stock option exercises and stock award vesting during 2009.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise(1)	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Stuart M. Essig	25,000	116,057	—	—
John B. Henneman, III	45,000	101,923	4,366	160,974
Gerard S. Carlozzi	—	—	4,366	160,974
Judith E. O’Grady	15,000	83,280	3,782	122,589
Jerry E. Corbin	—	—	1,454	40,783

(1)	Value realized is calculated on the basis of the difference between the per share exercise price and the market price of the Company’s common stock as reported by the NASDAQ Global Select Market on the date of exercise, multiplied by the number of shares of common stock underlying the options exercised.

Nonqualified Deferred Compensation in 2009

	Executive	Registrant		Aggregate		Aggregate	Aggregate Balance
	Contributions in	Contributions in		Earnings in Last		Withdrawals/	at Last Fiscal
	Last Fiscal Year	Last Fiscal Year		Fiscal Year		Distributions	Year-End
Name	($)	($)		($)		($)	($)
(a)	(b)	(c)		(d)		(e)	(f)

Stuart M. Essig	—	1,186,024	(1)	1,505,500	(2)	—	42,707,775	(3)
John B. Henneman, III	—	1,581,140	(4)	57,326	(5)	—	1,638,466	(6)
Gerard S. Carlozzi	—	1,581,140	(4)	57,326	(5)	—	1,638,466	(6)

(1)	This represents the fair market value of 33,334 shares of common stock underlying restricted stock units (representing a portion from an initial grant in December 2008) that vested on December 18, 2009, based on the $35.58 closing price of our common stock on the vesting date.

(2)	This amount represents the sum of the gain in the value of (i) 33,334 shares of common stock underlying restricted stock units (from an initial grant in December 2008 of 100,000 units) from December 18, 2009, the vesting date, through December 31, 2009, (ii) 750,000 shares of common stock underlying the 2004 grant of restricted stock units from December 31, 2008 through December 31, 2009 and (iii) 375,000 shares of common stock underlying the August 2008 grant of restricted stock units from December 31, 2008 through December 31, 2009.

(3)	This represents the year-end value of (i) 750,000 shares of common stock underlying restricted stock units granted in 2004, (ii) 375,000 shares of common stock underlying restricted stock units granted in August 2008, both of which grants were vested as of the grant date, and (iii) 33,334 shares of common stock underlying restricted stock units that vested in December 2009 (from a December 2008 grant). All of these shares are deliverable within 30 days following the first business day that occurs immediately following the six-month period after the date of Mr. Essig’s separation from service from the Company. The aggregate balance shown is based on the $36.87 closing price of our common stock on December 31, 2009.

(4)	This represents the fair market value of 44,439 shares of common stock underlying restricted stock units (representing a portion from an initial grant in December 2008) that vested on December 18, 2009, based on the $35.58 closing price of our common stock on the vesting date.

(5)	This amount represents the sum of the gain in the value of (i) 44,439 shares of common stock underlying restricted stock units (from an initial grant in December 2008 of 88,877 units) from December 18, 2009, the vesting date, through December 31, 2009.

(6)	This represents the year-end value of 44,439 shares of common stock underlying restricted stock units that vested in December 2009 (from a December 2008 grant). All of these shares are deliverable within 30 days following the first business day that occurs immediately following the six-month period after the date of the executive’s separation from service from the Company. The aggregate balance shown is based on the $36.87 closing price of our common stock on December 31, 2009.

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements with each of Messrs. Essig, Henneman and Carlozzi which provide certain payments and benefits upon any of several events of termination of employment, including termination of employment in connection with a change in control. This section describes these payments and benefits, with amounts calculated based on the assumption that a named executive officer’s termination of employment with the Company occurred on December 31, 2009. On December 31, 2009, the Company’s common stock had a closing sale price on the NASDAQ Global Select Market of $36.87. Actual amounts payable would vary based on the date of the named executive officer’s termination of employment and can only be finally determined at that time.

Unless specified otherwise, the information in this section is based upon the terms of (i) the Second Amended and Restated Employment Agreement between the Company and Stuart M. Essig, dated as of July 27, 2004 and subsequently amended on December 19, 2006, March 6, 2008, August 6, 2008 and April 13, 2009 (the “Essig Agreement”); (ii) the Amended and Restated Employment Agreement, between the Company and John B. Henneman, III, dated December 19, 2005 and subsequently amended on January 2, 2008, December 18, 2008 and April 13, 2009 (the “Henneman Agreement”), and (iii) the Amended and Restated Employment Agreement between the Company and Gerard S. Carlozzi, dated December 19, 2005 and subsequently amended on January 2, 2008, December 18, 2008 and April 13, 2009 (the “Carlozzi Agreement”) (the Essig Agreement, the Henneman Agreement and the Carlozzi Agreement are collectively referred to in this section as the “Agreements”).

Payments Upon Termination By The Company Without Cause Or By The Executive For Good Reason Prior to a Change in Control

The Agreements provide each of the applicable named executive officers with severance payments and benefits upon termination of employment by the Company without cause or by the executive for good reason before a change in control of the Company. For Mr. Essig, the Company will pay him a lump sum cash severance payment equal to his annual base salary (including the minimum increases) during the remainder of the current term of his agreement. For Messrs. Henneman and Carlozzi, the Company will pay them a lump sum cash severance payment equal to the sum of their annual base salary as of their last day of active employment and their target bonus for the year of termination.

In addition, the Agreements provide that the Company will pay to each of the applicable named executive officers, for a specified period of time, the monthly premium for COBRA family coverage under the Company’s group health plan, a related gross-up payment based on a 45% tax rate and the monthly premium cost that the Company would have paid to cover the executive under the Company’s group life insurance had the executive’s employment not terminated. Specifically, Mr. Essig generally will receive payments until the end of the then-current term (currently December 31, 2011), and the other applicable executives generally will receive payments for a maximum of one year following their date of termination. In addition, the Company will pay Messrs. Carlozzi and Henneman the monthly premium cost for disability insurance under the Company’s plan for a maximum of one year following termination.

The Agreements also provide the applicable named executive officers with accelerated vesting of their equity awards upon such termination of employment. In addition, for Mr. Essig, all of his stock options will remain exercisable through their original expiration dates and he will receive the shares of common stock underlying the 750,000 restricted stock units granted to him on July 27, 2004 (the “2004 RSUs”) and the 375,000 restricted stock units and 100,000 restricted stock units granted to him on August 6, 2008, December 19, 2008 and December 17,2009, respectively (collectively, the “2008 and 2009 RSUs”). In addition, Messrs. Carlozzi and Henneman will receive payment of common stock underlying the 88,877 restricted stock units granted to each of them in December 2008. Further, Mr. Henneman’s 2008 stock option grant will remain exercisable through its original expiration date.

Ms. O’Grady did not have a severance agreement in place during 2009.

Good reason under the Agreements generally exists if (i) the Company materially breaches the respective Agreement and does not cure the breach within a specified period of time after its receipt of written notice of such breach; (ii) the Company relocates the executive to a location more than forty miles from Princeton, New Jersey (or for Mr. Essig only, more than thirty miles from Princeton, New Jersey and sixty miles from New York, New York); (iii) without the executive’s express written consent, the Company reduces the executive’s base salary or bonus opportunity, or materially reduces the aggregate fringe benefits provided to the executive, or substantially alters the executive’s authority and/or title (except as described below for Mr. Carlozzi) in a manner reasonably construed to constitute a demotion, provided that, for all executives (except Mr. Essig), the executive resigns within ninety days after the change objected to; (iv) without the executive’s express written consent, the executive fails at any point after a change in control to hold the title and authority with the parent corporation of the surviving corporation after the change in control (or, for all executives other than Mr. Essig, if there is no parent corporation, the surviving corporation) that the executive held with the Company immediately prior to the change in control, provided that the executive resigns within one year after the change in control (or for Mr. Essig only, he resigns for good reason within eighteen months after the change in control (in which case, no notice or cure period would apply)); or (v) the Company fails to obtain the assumption of the executive’s Agreement by any successor company. For Mr. Carlozzi, a change to another executive position reporting directly to the Chief Executive Officer does not constitute Good Reason.

The Essig Agreement provides for the following additional “good reason” terminations rights that are specific only to Mr. Essig: (i) if the Board of Directors fails to nominate him as a candidate for director; (ii) if he is not appointed as the President and Chief Executive Officer of the Company or as a member of the Board of Directors; (iii) if the Company materially breaches any equity compensation plan implemented after July 27, 2004 or any of the agreements evidencing his equity grant awards; (iv) if the Company materially fails to provide annual medical examinations and vacation benefits, or to substantially provide any material employee benefits due to him (other than any such failure which affects all senior executive officers); (v) if the Company fails to indemnify him in all material respects in accordance with the Company’s by-laws and terms of any directors and officers liability insurance policy; or (vi) if the Company fails to initiate the procedures, as soon as practicable, to establish and maintain registration statements with respect to stock options and restricted stock units granted to him prior to July 27, 2004.

Payments Upon Termination For Cause Or By Executive Without Good Reason

The Agreements generally do not provide the applicable named executive officers with any payments or other benefits in the event of their termination of employment by the Company for cause or by the executive without good reason other than amounts accrued and owing, but not yet paid, as of the date of the executive’s termination of employment.

A termination for cause under each Agreement generally would result from an executive’s: (i) continued failure to perform the executive’s stated duties in all material respects for a specified period of time after receipt of written notice of such failure; (ii) intentional and material breach of any provision of the Agreement which is not cured (if curable) within a specified period of time after receipt of written notice of such breach; (iii) demonstrated personal dishonesty in connection with the executive’s employment with the Company; (iv) breach of fiduciary duty in connection with the executive’s employment with the Company; (v) willful misconduct that is materially and demonstrably injurious to the Company or any of its subsidiaries; or (vi) conviction or plea of guilty or nolo contendere to a felony or to any other crime involving moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries.

Payments Upon Non-Renewal Of Employment Agreement

The Essig Agreement provides that, upon nonrenewal of the term of such Agreement, all of his outstanding stock options granted after July 27, 2004 will immediately vest and remain exercisable through their original expiration dates. In addition, he will receive the shares underlying his 2004 RSUs and the shares underlying his 2008 and 2009 RSUs.

In addition, the July 2008 stock option grant agreement with Mr. Henneman provides that, upon nonrenewal of the term of his employment agreement, his July 2008 stock option grant will accelerate and remain exercisable through its original expiration date.

Except as described above, no other Agreement with any executive officer provides for payments or benefits upon nonrenewal of the respective term of the Agreement.

Payments Upon Death

The Essig, Henneman and Carlozzi Agreements provide severance payments and benefits upon death. Specifically, if Messrs. Essig, Henneman and Carlozzi die during the term of their employment, then the Company will pay to their estate a lump sum payment equal to one times their annual base salary. In addition, the Company generally will pay their eligible beneficiaries the monthly premium for COBRA family coverage under the Company’s group health plan and a related gross-up payment based on a 45% tax rate for a period of one year from the date of their death.

The Essig, Henneman and Carlozzi Agreements also provide for acceleration of their respective equity compensation awards. In addition, all of Mr. Essig’s stock options will remain exercisable until one year following his death, but in no event beyond their respective original expiration dates (except as described below with respect to his 2008 option grant). The options covered by Mr. Essig’s 2008 option grant that are vested at the time of his death will remain exercisable until the later of (i) December 31, 2011 or any extended expiration date of the employment agreement or (ii) one year following his death, but in no event beyond the option’s expiration date. Moreover, as promptly as practicable following his death, Mr. Essig’s estate will receive the shares underlying his 2004 RSUs and the shares underlying his 2008 and 2009 RSUs. The options covered by Mr. Henneman’s 2008 option grant that are vested at the time of his death will remain exercisable until the later of (i) January 4, 2011 or (ii) one year following his death, but in no event beyond the option’s expiration date. In addition, the estates of Messrs. Carlozzi and Henneman will receive the shares underlying their respective 2008 grant of restricted stock units.

Payments Upon Disability

Only the Essig Agreement provides payments upon termination of Mr. Essig’s employment on account of disability. Specifically, if his employment is terminated on account of his disability, then the Company will pay him an amount equal to (i) if such payments are taxable, his then-current base salary, or alternatively, (ii) if such payments are not taxable, the after-tax equivalent of his then-current base salary, in either case until December 31, 2011. The Company generally will pay to Mr. Essig for a period of one year the monthly premium for COBRA family coverage under the Company’s group health plan, a related gross-up payment based on a 45% tax rate and the monthly premium cost that the Company would have paid to cover him under the Company’s group life insurance had his employment not terminated. Following December 31, 2011, Mr. Essig will continue to be entitled to receive long-term disability benefits under the Company’s long-term disability program in effect at such time to the extent he is eligible to receive such benefits.

In addition to the foregoing payments upon his termination of employment on account of his disability, all of Mr. Essig’s stock options will immediately vest and will remain exercisable until one year following his termination, but in no event beyond their respective original expiration dates (except as described below with respect to his 2008 option grant). The options covered by Mr. Essig’s 2008 option grant that are vested at the time of his termination for disability will remain exercisable until the later of (i) December 31, 2011 or any extended expiration date of the employment agreement or (ii) one year following his termination for disability, but in no event beyond the option’s expiration date. In addition, as promptly as practicable following such termination, all shares underlying his outstanding 2004 RSUs and 2008 and 2009 RSUs will be paid to him.

The options covered by Mr. Henneman’s 2008 option grant that are vested at the time of his termination for disability will remain exercisable until the later of (i) January 4, 2011 or (ii) one year following such termination, but in no event beyond the options’ expiration date. In addition, as promptly as practicable following such termination, Messrs. Carlozzi and Henneman will receive the shares underlying their respective 2008 grant of restricted stock units.

Although no cash severance payments will be made to Messrs. Henneman and Carlozzi upon their termination of employment on account of their disability, all of their equity awards will accelerate and become fully vested on the date of their termination of employment for disability except as described above with respect to Mr. Henneman’s 2008 stock option grant.

Under the Agreements, disability generally means the executive’s inability to perform his duties by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of not less than six months.

Payments in Connection with a Change in Control

The Agreements provide each of the applicable named executive officers with severance payments and benefits upon termination of their employment in connection with or following a change in control. If (i) Mr. Essig’s employment is terminated by the Company for a reason other than death, disability, or cause, (ii) Mr. Essig terminates his employment for good reason, or (iii) the Company fails to renew the Essig Agreement, in each case, within eighteen months following a change in control, he will be entitled to a severance payment equal to the sum of (a) 2.99 times the sum of his base salary and target bonus for the fiscal year of his termination and (b) a pro rata portion of his target bonus in the year of termination. In addition, the Company will generally pay him until the later of the expiration of the then-current term of his employment agreement or for one year after termination the monthly premium for COBRA family coverage under the Company’s group health plan, a related gross up payment based on a 45% tax rate and the monthly premium cost that the Company would have paid to cover him under the Company’s group life insurance had his employment not terminated. Moreover, the Company will reimburse him for all reasonable legal fees and expenses incurred by him as a result of such termination of employment. The Company will also pay him interest on any severance payments that are delayed for six months because of the application of section 409A of the Code.

The Agreements with the other applicable named executive officers provide that, if within twelve months of a change in control, their employment with the Company is terminated by the Company for a reason other than death, disability or cause, or they terminate employment with the Company for good reason, the Company will pay a lump sum cash payment equal to a multiple (2.99 times for Messrs. Henneman and Carlozzi) of the sum of their annual base salary and target bonus. In addition, the Company will generally pay to such executives, the monthly premium for COBRA family coverage under the Company’s group health plan, a related gross-up payment based on a 45% tax rate and the monthly premium cost that the Company would have paid to cover the executive under the Company’s group life and disability insurance had the executive’s employment not terminated for a period generally ending on the earlier to occur of (i) December 19, 2012 or (ii) their date of death.

All of the Agreements also provide that the Company will pay all reasonable legal fees and expenses incurred by the executives as a result of their termination of employment.

The Agreements provide that if any payment, coverage or benefit provided to them is subject to the excise tax under section 4999 of the Code, the executives will be grossed-up so that the executive would be in the same net after-tax position he would have been in had sections 280G and 4999 of the Code not applied.

The Company’s equity plans provide for the acceleration of the vesting and/or delivery of all equity compensation awards for all of the named executive officers upon a change in control, regardless of whether their employment has terminated. The Essig Agreement provides that all stock options granted to Mr. Essig will remain exercisable through their original expiration dates, and he will generally receive payment of all outstanding restricted stock units (including the shares underlying his 2004 RSUs and his 2008 and 2009 RSUs) on the date of the change in control. In addition, Messrs. Carlozzi and Henneman will receive payment of common stock underlying the restricted stock units granted to each of them in December 2008. Further, Mr. Henneman’s 2008 stock option grant will remain exercisable through its original expiration date.

Under the Agreements, a change in control would be deemed to have occurred: (i) if the beneficial ownership of securities representing more than fifty percent (or for Mr. Essig only, thirty-five percent) of the combined voting power of the voting securities of the Company is acquired by any individual, entity or group; (ii) if the individuals who, as of the date of the Agreement, constitute the Board of Directors cease for any reason (for the Henneman and Carlozzi Agreements, during any period of at least twenty-four months) to constitute at least a majority of the Board of Directors; (iii) upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of assets of the Company or the acquisition of assets or stock of another entity; or (iv) upon approval by the stockholders of a complete liquidation or dissolution of the Company.

Restrictive Covenants And Other Conditions

The foregoing severance benefits payable upon termination of employment prior to or after a change in control to the applicable named executive officers are conditioned on, for Messrs. Essig, Henneman and Carlozzi, their execution of a mutual release.

In addition, for all of the applicable named executive officers, such benefits are consideration for the restrictive covenants set forth in their respective Agreements; provided, however, that the noncompetition and nonsolicitation covenants would not apply to Mr. Essig if he is terminated by the Company without cause or he terminates his employment for good reason prior to a change in control. Specifically, during the term of their employment with the Company and the one-year period thereafter (or for Mr. Essig, the two-year period thereafter), all of the named executive officers generally may not compete against the Company or solicit employees and customers of the Company.

Summary of Potential Payments

The following table summarizes the payments that would be made by the Company to the named executive officers upon the events discussed above, assuming that each named executive officer’s termination of employment with the Company occurred on December 31, 2009 or a change in control of the Company occurred on December 31, 2009, as applicable:

	Termination
	Without Cause					Termination
	or With Good					Without Cause or
	Reason (Before a				Upon a Change	With Good Reason
	Change In	Non-Renewal			in Control	(After a Change in
Named Executive Officer	Control)	Of Agreement	Death	Disability	(No Termination)	Control)

Stuart M. Essig
Cash Severance	$1.450,000	$—	$650,000	$1,300,000	$—	$4,537,000
Continued Health & Other Benefits(1)	$54,192	$—	$27,096	$27,096	$—	$54,192
Acceleration of Stock Options	$—	$—	$—	$—	$—	$—
Acceleration of Other Grants(2)	$6,575,248	$6,575,248	$6,575,248	$6,575,248	$6,575,248	$6,575,248
Fees/Interest(3)	$5,010	$—	$—	$—	$—	$15,675
280G Gross-up Amount	$—	$—	$—	$—	$—	$—
Total	$8,084,450	$6,575,248	$7,252,344	$7,902,344	$6,575,248	$11,182,115
John B. Henneman, III
Cash Severance	$712,500	$—	$475,000	$—	$—	$2,130,375
Continued Health & Other Benefits(1)	$27,096	$—	$27,096	$—	$—	$81,288
Acceleration of Stock Options	$—	$—	$—	$—	$—	$—
Acceleration of Other Grants(2)	$2,201,139	$—	$2,201,139	$2,201,139	$2,201,139	$2,201,139
Fees/Interest(3)	$2,462	$—	$—	$—	$—	$7,360
280G Gross-up Amount	$—	$—	$—	$—	$—	$—
Total	$2,943,197	$—	$2,703,235	$2,201,139	$2,201,139	$4,420,162
Gerard S. Carlozzi
Cash Severance	$712,500	$—	$475,000	$—	$—	$2,130,375
Continued Health & Other Benefits(1)	$27,096	$—	$27,096	$—	$—	$81,288
Acceleration of Stock Options	$—	$—	$—	$—	$—	$—
Acceleration of Other Grants(2)	$2,068,628	$—	$2,068,628	$2,068,628	$2,068,628	$2,068,628
Fees/Interest(3)	$2,462	$—	$—	$—	$—	$7,360
280G Gross-up Amount	$—	$—	$—	$—	$—	$—
Total	$2,810,686	$—	$2,570,724	$2,068,628	$2,068,628	$4,287,651

(1)	For each executive, the premium cost for health, life and disability insurance is assumed to be $2,258 per month, which includes $1,007 for a gross-up for taxes (based on an assumed 45% tax rate) on the health insurance premium cost.

(2)	For information on vested and deferred restricted stock units, see the Nonqualified Deferred Compensation table. The value of vested awards is not included in this table.

(3)	The agreements for each executive provide for reasonable legal fees and expenses that may be incurred by each executive as a result of his termination of employment related to a change in control. However, the table does not include a value for these fees and expenses because they would be incurred only if there is a dispute under these Agreements. Thus, these amounts are undeterminable. The amount shown represents the interest on their respective cash severance payment if it is required to be delayed for six months because of the application of section 409A of the Code, with such interest applied at the rate of 0.69% compounded monthly.

DIRECTOR COMPENSATION

The Board of Directors believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key components of non-employee director compensation include an annual equity grant and an annual retainer.

Compensation.  The compensation of directors during 2009 included the compensation payable during the period beginning with the Company’s 2008 Annual Meeting of Stockholders on July 9, 2008 and ending with the Company’s 2009 Annual Meeting of Stockholders on May 20, 2009.

As compensation for their service during the period beginning with the Company’s 2008 Annual Meeting of Stockholders, non-employee directors were able to elect to receive an annual equity grant of 1,875 shares of restricted stock or options to purchase 7,500 shares of common stock (with the Chairman of the Board of Directors being able to elect to receive 2,500 shares of restricted stock instead of options to purchase 10,000 shares of common stock). Directors also received an annual retainer of $60,000, payable in one of four ways, at their election: (1) in cash, (2) in restricted stock, (3) one half in cash and one half in restricted stock, or (4) in options to purchase common stock (the number of options determined by valuing the options at 25% of the fair market value of our common stock underlying the option), with a maximum of 7,500 options. Compensation for their service beginning with the Company’s 2009 Annual Meeting of Stockholders and ending with the Company’s 2010 Annual Meeting of Stockholders on May 19, 2010 remains unchanged from the prior period.

The Company pays reasonable travel and out-of-pocket expenses incurred by non-employee directors in connection with attendance at meetings to transact business of the Company or attendance at meetings of the Board of Directors or any committee thereof.

The following table provides details of the total compensation awarded to or earned by non-employee directors in 2009.

	Fees Earned or
	Paid in Cash(1)	Stock Awards(2)(3)	Option Awards(4)(5)	Total
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(h)

Thomas J. Baltimore, Jr.	—	106,552	—	106,552
Keith Bradley	60,000	46,538	—	106,538
Richard E. Caruso	—	—	142,100	142,100
Neal Moszkowski	—	—	121,800	121,800
Raymond G. Murphy	5,000	60,015	60,900	125,915
Christian S. Schade	30,000	30,007	60,900	120,907
James M. Sullivan	37,174	—	60,900	98,074
Anne M. VanLent	60,000	—	60,900	120,900

(1)	Includes amounts earned for 2009, but not paid until 2010.

(2)	This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant date.

(3)	Stock awards outstanding as of December 31, 2009 for each director consisted of restricted shares of common stock, as follows: Thomas J. Baltimore, Jr. — 2,145; Keith Bradley — 937; Richard E. Caruso — 0; Neal Moszkowski — 0; Raymond G. Murphy — 1,208; Christian S. Schade — 605; James M. Sullivan — 0 and Anne M. VanLent — 0.

(4)	This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the fair value of the option on the grant date as estimated using the binomial distribution model. For a discussion of assumptions used to estimate fair value, please see Note 8, “Stock Purchase and Award Plans,” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(5)	The aggregate number of options held by each director as of December 31, 2009 was as follows: Thomas J. Baltimore, Jr. — 0; Keith Bradley — 7,500; Richard E. Caruso — 57,539; Neal Moszkowski — 51,999; Raymond G. Murphy — 7,500; Christian Schade — 30,000; James M. Sullivan — 32,539 and Anne M. VanLent — 54,460.

Stuart Essig, the Company’s President and Chief Executive Officer, is not included in this table because he is an employee of the Company and does not receive compensation for his services as a director. The compensation received by Mr. Essig as an employee of the Company is shown above in the Summary Compensation Table.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2009 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance:

	Number of Securities to be		Weighted-Average		Number of Securities
	Issued Upon Exercise of		Exercise Price of		Remaining Available for
	Outstanding Options,		Outstanding Options,		Future Issuance Under
Plan Category	Warrants and Rights		Warrants and Rights		Equity Compensation Plans(1)

Equity compensation plans approved by stockholders	3,948,720	(2)	$33.65	(3)	1,724,850	(4)(5)
Equity compensation plans not approved by stockholders	—		—		—

Total	3,948,720		$33.65		1,724,850

(1)	Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.

(2)	Consists of (a) 105,183 shares of common stock underlying unvested Restricted Stock Units, (b) 7,710 shares of common stock underlying outstanding performance stock, (c) 181,119 shares of common stock underlying outstanding unvested contract stock, (d) 290,411 shares of common stock underlying outstanding unvested options, (e) 1,125,000 shares underlying vested and deferred Restricted Stock Units, (f) 122,212 shares underlying vested and deferred contract stock and (g) 2,117,085 shares of common stock underlying outstanding vested options. Of these amounts, the following securities are issuable under the 2003 Plan: (a) 1,230,183 shares of common stock underlying Restricted Stock Units, (b) 7,710 shares of common stock underlying outstanding performance stock, (c) 303,331 shares of common underlying contract stock and (d) 1,834,693 shares of common stock underlying outstanding options.

(3)	Excluding the Restricted Stock Units, performance stock and contract stock, the weighted average exercise price is $33.65.

(4)	Consists of 1,074,307 shares of common stock which remain available for issuance under the Employee Stock Purchase Plan and 650,543 shares which remain available for issuance under the other Approved Plans, including 519,291 shares under the 2003 Plan.

(5)	This number does not include the 1,750,000 additional shares proposed to be authorized for issuance under the 2003 Plan, as proposed to be amended pursuant to Proposal 3, subject to your approval.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Baltimore, Dr. Bradley and Mr. Moszkowski are the current members of the Compensation Committee. None of our compensation committee members currently serves nor did they ever serve as an officer or employee or former officer of the Company or had any relationship requiring disclosure herein pursuant to Securities and Exchange Commission regulations. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under Securities and Exchange Commission regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

Pursuant to a written policy, the Company reviews all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in excess of $100,000 in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $100,000, and in which any Related Person had, has or will have a direct or indirect interest. For purposes of the policy, a “Related Person” means:

(a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

(b) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

(c) any immediate family member of any of the foregoing persons; and

(d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

If the Company’s legal department determines that a proposed transaction is a transaction for which approval is required under applicable rules and regulations of the Securities and Exchange Commission, the proposed transaction shall be submitted to the Audit Committee for consideration.

The Audit Committee, will consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Audit Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith.

The policy provides that the above determination should be made at the next Audit Committee meeting. In those instances in which the legal department, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the transaction shall be presented to the Chair of the Audit Committee (who will possess delegated authority to act between Audit Committee meetings).

Related Person Transactions

The Company leases its manufacturing facility in Plainsboro, New Jersey from Plainsboro Associates, a New Jersey general partnership. Ocirne, Inc., a subsidiary of Provco Industries, owns a 50% interest in Plainsboro Associates. Provco Industries’ stockholders are trusts whose beneficiaries include the children of Dr. Caruso, the Chairman and a principal stockholder of the Company. Dr. Caruso is the President of Provco Industries. The Company paid $250,830 in rent for this facility during 2009.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee is required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Audit Committee operates pursuant to a Charter that the Board amended and restated on July 28, 2009, a copy of which is available on the Company’s website.

As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s financial reporting process, accounting policies, internal audit function, internal controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee this process.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, has discussed with the independent registered public accounting firm its independence in relation to the Company and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for such fiscal year, as filed with the Securities and Exchange Commission on March 1, 2010.

The Audit Committee of the Board of Directors

ANNE M. VANLENT (CHAIR)
RAYMOND G. MURPHY
CHRISTIAN S. SCHADE
JAMES M. SULLIVAN

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock as of February 28, 2010 by: (a) each person or entity known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, based upon Company records or statements filed with the Securities and Exchange Commission; (b) each of the Company’s directors and nominees for directors; (c) each of the named executive officers; and (d) all executive officers, directors and nominees as a group. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person. Unless otherwise provided, the address of each individual listed below is c/o Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, NJ 08536.

	Amount and Nature of Beneficial Ownership
	Number of						Percent
Name and Address of Beneficial Owner	Shares Owned(1)		Right to Acquire(2)		Total		of Class(3)

Thomas J. Baltimore, Jr.	10,721		—		10,721		*
Keith Bradley, Ph.D.	1,831		7,500		9,331		*
Richard E. Caruso, Ph.D.	6,671,614	(4)	53,164		6,724,778	(4)	23.4%
Stuart M. Essig	1,076,058	(5)	1,273,453	(6)	2,349,511	(5)	7.8%
Neal Moszkowski	3,511		48,249		51,760		*
Raymond G. Murphy	2,418		5,625		8,043		*
Christian S. Schade	3,062		28,125		31,187		*
James M. Sullivan	41,671		30,664		72,335		*
Anne M. VanLent	1,248		52,585		53,833		*
John B. Henneman, III	92,313		160,625	(7)	252,938		*
Gerard S. Carlozzi	10,591		28,022	(7)	38,613		*
Jerry E. Corbin	12,151		—		12,151		*
Judith E. O’Grady	31,548		29,750		61,298		*
All directors, nominees for director and executive officers as a group (13 persons)	7,958,737	(8)	1,717,762	(9)	9,676,499	(8)	31.8%
FMR LLC and Edward C. Johnson 3d 82 Devonshire Street Boston, MA 02109	3,140,957	(10)	—		3,140,957	(10)	11.0%
Provco Leasing Corporation 1105 N. Market Street Suite 602 Wilmington, DE 19801	6,614,543	(11)	—		6,614,543	(11)	23.1%
TRUST PARTNERSHIP, L.P. 1105 N. Market Street, Suite 602 Wilmington, DE 19801	6,591,205	(12)	—		6,591,205	(12)	23.0%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	2,315,273	(13)	—		2,315,273	(13)	8.1%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,668,676	(14)	—		1,668,676	(14)	5.8%

*	Represents beneficial ownership of less than 1%.

(1)	Excludes shares that may be acquired through stock option exercises, restricted stock units or performance stock.

(2)	Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of February 28, 2010 upon the exercise of an option or other convertible security are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(3)	As of February 28, 2010, we had 28,680,374 shares of common stock outstanding.

(4)	Includes 6,591,205 shares held by TRU ST PARTNERSHIP, L.P., a Pennsylvania limited partnership (“TRU ST”) (also see footnote 12 below). Also includes 23,338 shares held by Provco Leasing Corporation (“Provco”), of which Dr. Caruso is President and sole director and 19,000 shares held by The Uncommon Individual Foundation, of which Dr. Caruso is the Chief Executive Officer. Provco is the corporate general partner of TRU ST. Dr. Caruso may be deemed to have shared voting and dispositive power over the shares held by TRU ST and Provco. Also includes 38,071 shares owned by Dr. Caruso. Dr. Caruso disclaims beneficial ownership of the shares held by TRU ST, Provco and The Uncommon Individual Foundation, except to the extent of his pecuniary interest therein. Dr. Caruso’s address is c/o The Provco Group, LTD, 795 E. Lancaster Avenue, Suite 200, Villanova, PA 19085.

(5)	Pursuant to the terms of a forward sale contract entered into with Credit Suisse First Boston Capital LLC on December 14, 2004, Mr. Essig is obligated to deliver to Credit Suisse First Boston Capital LLC on March 28, 2013 between 264,550 and 500,000 shares of common stock (or, at the election of Mr. Essig, the cash equivalent of such shares). Mr. Essig retains voting power over these shares pending the settlement of the forward sale contract.

(6)	Excludes outstanding Restricted Stock Units awarded to Mr. Essig in 2004, which entitle him to receive an aggregate of 750,000 shares of common stock. These 750,000 Restricted Stock Units held by Mr. Essig vested on the grant date, but are not yet deliverable and do not give him the right to acquire any shares within 60 days of February 28, 2010. Also excludes outstanding Restricted Stock Units awarded to Mr. Essig in August 2008, which entitle him to receive an aggregate of 375,000 shares of common stock. These 375,000 Restricted Stock Units held by Mr. Essig vested on the grant date, but are not yet deliverable and do not give him the right to acquire any shares within 60 days of February 28, 2010. Also excludes outstanding Restricted Stock Units awarded to Mr. Essig in December 2008 of which 33,334 units vested in December 2009. These vested Restricted Stock Units are not yet deliverable and do not give him the right to acquire any shares within 60 days of February 28, 2010.

(7)	Excludes outstanding Restricted Stock Units awarded to the executive in December 2008 of which 44,439 units vested in December 2009. These vested Restricted Stock Units are not yet deliverable and do not give the executive the right to acquire any shares within 60 days of February 28, 2010.

(8)	See footnotes 4 and 5 above.

(9)	See footnotes 6 and 7 above.

(10)	FMR LLC, a holding company of investment companies, and Edward C. Johnson 3d each report beneficially owning and having sole dispositive power over 3,140,957 shares of which FMC LLC has sole voting power over 748,003 shares. Of the 3,140,957 shares, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (the “1940 Act”), is the beneficial owner of 2,315,664 shares as a result of acting as such an investment advisor, Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole dispositive power over 2,315,664 shares owned by the funds. Members of the family of Mr. Johnson, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the voting agreement, members of the Johnson family group may be deemed under the 1940 Act to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the fund’s board of trustees. Strategic Advisers, Inc., a wholly — owned subsidiary of FMR LLC and an investment adviser registered under the 1940 Act, is the beneficial owner of 2,580 shares as a result of its serving as an investment advisor. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC and an investment advisor registered under the 1940 Act, is the beneficial owner of 24,610 shares as a result of its serving as an investment advisor. Mr. Johnson and FMR LLC, through its control of PGALLC, each has sole dispositive power and sole voting power over 24,610 shares. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined under Section 3(a)(6) of the Exchange Act, is the beneficial owner of 727,567 shares as a result of its serving as an investment manager. Mr. Johnson and FMR LLC, through its control of PGATC, each has sole dispositive power over 727,567 shares and sole voting power over 650,277 shares. Fidelity International Limited (“FIL”) is the beneficial owner of 70,536 shares. Partnerships controlled predominately by members of the family of Mr. Johnson and FIL, or trusts for their benefit, own shares of FIL stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act. However, FMR LLC made the filing of its Schedule 13G/A on a voluntary basis as if all the shares are beneficially owned by FMR LLC and FIL on a joint basis. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by FMR LLC with the Securities and Exchange Commission on February 12, 2009.

(11)	Includes 6,591,205 shares held by TRU ST (see footnote 12 below), of which Provco is the general corporate partner. Provco may be deemed to have shared voting and dispositive power over these shares.

(12)	Pursuant to the terms of a forward sale contract entered into with Credit Suisse First Boston Capital LLC on November 23, 2004, TRU ST is obligated to deliver to Credit Suisse First Boston Capital LLC on January 15, 2013 between 322,581 and 600,000 shares of common stock (or, at the election of TRU ST, the cash equivalent of such shares). TRU ST retains voting power over these shares pending the settlement of the forward sale contract.

(13)	Capital Research Global Investors, a division of Capital Research and Management Company, has sole voting and sole dispositive power over all of these shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Capital Research Global Investors with the Securities and Exchange Commission on February 9, 2010.

(14)	BlackRock, Inc. has sole voting and dispositive power over all of these shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on January 20, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of the Company’s outstanding shares of common stock and certain other holders of such shares (collectively, “Covered Persons”), to file with the Securities and Exchange Commission, within specified time periods, initial reports of ownership and subsequent reports of changes in ownership of common stock and other equity securities of the Company.

Based solely upon the Company’s review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company’s knowledge all of the Section 16(a) filing requirements applicable to Covered Persons were complied with during 2009.

STOCKHOLDER PROPOSALS

The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2011 Annual Meeting of Stockholders is December 21, 2010. Such proposals must be sent to: Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Senior Vice President, General Counsel, Human Resources and Secretary. The date after which notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely is December 21, 2010. If notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange is received by the Company after December 21, 2010, then the Company’s proxy for the 2011 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for such annual meeting of stockholders.

Our by-laws require, among other things, that a stockholder may present a proposal at the 2011 Annual Meeting that is not included in the proxy statement if proper written notice is received by our Senior Vice President, General Counsel, Human Resources and Secretary at our principal executive offices between January 19, 2011 and the close of business on February 18, 2011. The proposal must contain the specific information required by our by-laws. You may obtain a copy of the by-laws by writing to our Senior Vice President, General Counsel, Human Resources and Secretary.

OTHER MATTERS

A copy of the Company’s 2009 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material. In addition, our Code of Conduct, which applies to all of the Company’s directors and officers, and the charters for each of our Audit, Compensation, and Nominating and Corporate Governance Committees are accessible via our website at www.integra-LS.com through the “Investor Relations” link under the heading “Corporate Governance.”

The Company, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules, but without exhibits) for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 1, 2010. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the investor relations department, at the offices of the Company set forth on page one of this Proxy Statement.

By order of the Board of Directors,

/s/ Richard D. Gorelick
Richard D. Gorelick
Senior Vice President, General Counsel,
Human Resources and Secretary

Plainsboro, New Jersey
April 15, 2010

APPENDIX A

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
SECOND AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

(EFFECTIVE AS OF          , 2010
SUBJECT TO STOCKHOLDER APPROVAL)

(Language added is underlined. Language deleted is shown in brackets.)

WHEREAS, Integra LifeSciences Holdings Corporation (the “Company”) desires to have the ability to award certain equity-based benefits to certain “Key Employees” and “Associates” (as defined below);

NOW, THEREFORE, the Integra LifeSciences Holdings Corporation Second Amended and Restated 2003 Equity Incentive Plan is hereby adopted under the following terms and conditions. This Plan amends and restates in its entirety the Integra LifeSciences Holdings Corporation Amended and Restated 2003 Equity Incentive Plan, as amended, adopted by the Board on April 23, 2008 and approved by the Company’s stockholders as of July 9, 2008 (the “First Amended and Restated Plan”). The First Amended and Restated Plan amended and restated in its entirety the Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan,originally adopted by the Board as of February 2, 2003 and approved by the Company’s stockholders as of May 21, 2003.

1.  Purpose.  The Plan is intended to provide a means whereby the Company may grant ISOs to Key Employees and may grant NQSOs, Restricted Stock, Stock Appreciation Rights, Performance Stock, Contract Stock and Dividend Equivalent Rights to Key Employees and Associates. Thereby, the Company expects to attract and retain such Key Employees and Associates and to motivate them to exercise their best efforts on behalf of the Company and any Related Corporations and Affiliates.

2.	Definitions

a) “Affiliate” shall mean an entity in which the Company or a Related Corporation has a 50 percent or greater equity interest.

b) “Associate” shall mean a designated nonemployee director, consultant or other person providing services to the Company, a Related Corporation or an Affiliate.

c) “Award” shall mean ISOs, NQSOs, Restricted Stock, Stock Appreciation Rights, Performance Stock, Contract Stock and/or Dividend Equivalent Rights awarded by the Committee to a Participant.

d) “Award Agreement” shall mean a written document evidencing the grant of an Award, as described in Section 10.1.

e) “Board” shall mean the Board of Directors of the Company.

f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

g) “Committee” shall mean the Company’s Compensation Committee of the Board, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code).

h) “Company” shall mean Integra LifeSciences Holdings Corporation, a Delaware corporation.

i) “Contract Date” shall mean the date specified in the Award Agreement on which a Participant is entitled to receive Contract Stock[, provided he or she is still providing services to the Company, a Related Corporation, or an Affiliate on such date].

j) “Contract Stock” shall mean an Award that entitles the recipient to receive unrestricted Shares, without payment, [if the recipient is still providing services to the Company or a Related Corporation] as of a future date specified in the Award Agreement.

k) “Disability” shall mean separation from service as a result of “permanent and total disability,” as defined in section 22(e)(3) of the Code.

l) “Dividend Equivalent Right” shall mean an Award that entitles the recipient to receive a benefit in lieu of cash dividends that would have been payable on any or all Shares subject to another Award granted to the Participant had such Shares been outstanding.

m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

n) “Fair Market Value” shall mean the following, arrived at by a good faith determination of the Committee:

i) if there are sales of Shares on a national securities exchange or in an over-the-counter market on the date of grant (or on such other date as value must be determined), then the quoted closing price on such date; or

ii) if there are no such sales of Shares on the date of grant (or on such other date as value must be determined), then the quoted closing price on the last preceding date for which such quotation exists; or

iii) if the Shares are not listed on an established securities exchange or over-the-counter market system on the date of grant, but the Shares are regularly quoted by a recognized securities dealer, then the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists; or

iv) if paragraphs (i) through (iii) above are not applicable, then such other method of determining fair market value as shall be adopted by the Committee.

o) “ISO” shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO.

p) “Key Employee” shall mean an officer, executive, or managerial or nonmanagerial employee of the Company, a Related Corporation, or an Affiliate.

q) “More-Than-10-Percent Stockholder” shall mean any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, Shares possessing more than 10 percent of the total combined voting power of all classes of Shares of the Company or of a Related Corporation.

r) “NQSO” shall mean an Option that, at the time such Option is granted to a Participant, does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

s) “Option” is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

t) “Participant” shall mean a Key Employee or Associate who has been granted an Award under the Plan.

u) “Performance Stock” shall mean an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated Performance Goals.

v) “Performance Goals” shall mean goals deemed by the Committee to be important to the success of the Company or any of its Related Corporations or Affiliates. The Committee shall establish the specific measures for each such goal at the time an Award of Performance Stock is granted. In creating these measures, the Committee shall use one or more of the following business criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Shares, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or an index.

w) “Plan” shall mean the Integra LifeSciences Holdings Corporation Second Amended and Restated 2003 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

x) “Related Corporation” shall mean either a “subsidiary corporation” of the Company (if any), as defined in section 424(f) of the Code, or the “parent corporation” of the Company (if any), as defined in section 424(e) of the Code.

y) “Restricted Stock” shall mean an Award that grants the recipient Shares at no cost but subject to whatever restrictions are determined by the Committee.

z) “Securities Act” shall mean the Securities Act of 1933, as amended.

aa) “Shares” shall mean shares of common stock of the Company, par value $0.01 per share.

bb) “Stock Appreciation Right” shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Shares or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Share value.

3.	Administration

a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Any authority of the Committee may be delegated either by the Committee or the Board to a committee of the Board or any other Plan administrator, but only to the extent such delegation complies with the requirements of s[S]ection 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or as required by any other applicable rule or regulation.

b) The Committee shall have the authority:

i) to select the Key Employees and Associates to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

ii) to determine the type and size of each Award, including the number of Shares subject to the Award;

iii) to determine the terms and conditions of each Award;

iv) to amend an existing Award in whole or in part (including the extension of the exercise period for any NQSO), [except that the Committee may not (A) lower the exercise price of any Option or Stock Appreciation Right,] subject to the requirements set forth in subsection (c) below, and except that, [or (B)] without the consent of the Participant holding the Award, [take] the Committee shall not take any action under this clause if such action would adversely affect the rights of such Participant;

v) to adopt, amend and rescind rules and regulations for the administration of the Plan;

vi) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it; and

vii) to adopt such modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as may be necessary to comply with the laws and regulations of other countries in which the Company and its Related Corporations and Affiliates operate in order to assure the viability of Awards granted under the Plan to individuals in such other countries.

Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.

c) Notwithstanding the foregoing, without approval of the Company’s stockholders, no action of the Committee may, except as provided in Section 8.3 or Section 8.4, (i) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.

4.	Effective Date and Term of Plan

a) Effective Date.  This[e] Second Amended and Restated 2003 Equity Incentive Plan, [as amended and restated,] having been adopted by the Board on [April 23, 2008] April 7, 2010, is subject to the approval of the stockholders of the Company in accordance with Section 9(b), and shall become effective on the date on which such approval is obtained.

b) Term of Plan for ISOs.  No ISO may be granted under the Plan after February 23, 2013, but ISOs previously granted may extend beyond that date. Awards other than ISOs may be granted after that date.

5.  Shares Subject to the Plan.  The aggregate number of Shares that may be delivered under the Plan is [4,750,000] 6,500,000. Further, no Key Employee shall receive Awards for more than 1,000,000 Shares in the aggregate during any calendar year under the Plan. However, the limits in the preceding two sentences shall be subject to the adjustment described in Sections 8.3 and 8.4. Shares delivered under the Plan may be authorized but unissued Shares, treasury Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares still subject to an Option which expires or otherwise terminates for any reason whatsoever (including, without limitation, the surrender thereof) without having been exercised in full, any Shares that are still subject to an Award that is forfeited, any Shares withheld for the payment of taxes with respect to an Award, and the Shares subject to an Award which is payable in Shares or cash and that is satisfied in cash rather than in Shares shall continue to be available for Awards under the Plan.

6.  Eligibility.  The class of individuals who shall be eligible to receive Awards under the Plan shall be the Key Employees (including any directors of the Company who are also officers or Key Employees) and the Associates. More than one Award may be granted to a Key Employee or Associate under the Plan.

7.	Types of Awards

7.1	Options

a) Kinds of Options.  Both ISOs and NQSOs may be granted by the Committee under the Plan. However, ISOs may only be granted to Key Employees of the Company or of a Related Corporation. NQSOs may be granted to both Key Employees and Associates. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status as an ISO under the Code will be effective without the consent of the Participant holding the Option.

b) $100,000 Limit.  The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

c) Exercise Price.  The exercise price of an Option shall be determined by the Committee, subject to the following:

i) The exercise price of an ISO shall not be less than the greater of (A) 100 percent (110 percent in the case of an ISO granted to a More-Than-10-Percent Stockholder) of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (B) the par value per Share.

ii) The exercise price of an NQSO shall not be less than the greater of (A) 100 percent of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (B) the par value per Share.

d) Term of Options.  The term of each Option may not be more than 10 years (five years, in the case of an ISO granted to a More-Than-10-Percent Stockholder) from the date the Option was granted, or such earlier date as may be specified in the Award Agreement.

e) Exercise of Options.  An Option shall become exercisable at such time or times (but not less than three months from the date of grant), and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by (i) any other documents required by the Committee and (ii) payment in full in accordance with subsection (f) below for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (f)(iii) or subsection (f)(iv) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued under the Plan, and any fractional share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

f) Payment for Shares.  Shares purchased on the exercise of an Option shall be paid for as follows:

i) in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Company;

ii) in Shares previously acquired by the Participant; provided, however, that [if such Shares were acquired through the exercise of an ISO and are used to pay the Option price of an ISO, such Shares have been held by the Participant for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or] if such Shares were acquired through the exercise of an NQSO and are used to pay the Option price of an ISO, or if such Shares were acquired through the exercise of an ISO or an NQSO and are used to pay the Option price of an NQSO, such Shares have been held by the Participant for such period of time, if any,as required to avoid negative accounting consequences [be considered “mature” Shares for purposes of accounting treatment];

iii) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

iv) to the extent that the applicable Award Agreement so provides or the Committee otherwise determines, in Shares issuable pursuant to the exercise of an NQSO or otherwise withheld in a net settlement of an NQSO; or

[i]v) by any combination of the above-listed forms of payment.

In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Shares surrendered or withheld in payment of such Option price.

7.2.  Stock Appreciation Rights

a) Grant of Stock Appreciation Rights.  Stock Appreciation Rights may be granted to a Key Employee or Associate by the Committee. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the ISO is granted.

b) Nature of Stock Appreciation Rights.  A Stock Appreciation Right entitles the Participant to receive, with respect to each Share as to which the Stock Appreciation Right is exercised, the excess of the Share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the Stock Appreciation Right was granted. Such excess shall be paid in cash, Shares, or a combination thereof, as determined by the Committee.

c) Rules Applicable to Tandem Awards.  When Stock Appreciation Rights are granted in tandem with Options, the number of Stock Appreciation Rights granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the Stock Appreciation Right relating to the Shares covered by such Option will terminate. Upon the exercise of a Stock Appreciation Right, the related Option will terminate to the extent of an equal number of Shares. The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option. The Stock Appreciation Right will be transferable only when the related Option is transferable, and under the same conditions. A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of such ISO.

d) Exercise of Independent Stock Appreciation Rights.  A Stock Appreciation Right not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. The Committee may at any time accelerate the time at which all or any part of the Stock Appreciation Right may be exercised. Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

e) Term of Stock Appreciation Rights.  The term of each Stock Appreciation Right may not be more than 10 years from the date the Stock Appreciation Right was granted, or such earlier date as may be specified in the Award Agreement.

7.3.	Restricted Stock

a) General Requirements. Restricted Stock may be issued or transferred to a Key Employee or Associate (for no cash consideration), to the extent permitted by applicable law.

b) Rights as a Stockholder.  Unless the Committee determines otherwise, a Key Employee or Associate who receives Restricted Stock shall have certain rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the restrictions described in subsection (c) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such Shares are free of all restrictions under the Plan.

c) Restrictions.  Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Participant ceases to provide services to any of the Company and its Related Corporations and Affiliates for any reason, must be forfeited to the Company. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. Upon the lapse of all restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

d) Notice of Tax Election.  Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

7.4.	Performance Stock; Performance Goals

a) Grant.  The Committee may grant Performance Stock to any Key Employee or Associate, conditioned upon the meeting of designated Performance Goals. The Committee shall determine the number of Shares of Performance Stock to be granted.

b) Performance Period and Performance Goals.  When Performance Stock is granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the Committee deems appropriate.

c) Delivery of Performance Stock.  At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met and the number of Shares, if any, to be delivered with respect to the Award.

7.5.	Contract Stock

a) Grant.  The Committee may grant Contract Stock to any Key Employee or Associate, conditioned upon the Participant’s continued provision of services to the Company and its Related Corporations and Affiliates through the vesting date(s) specified in the Award Agreement. The Committee shall determine the number of Shares of Contract Stock to be granted.

b) Contract Date.  When Contract Stock is granted, the Committee shall establish the Contract Date on which the Contract Stock shall be delivered to the Participant[, provided the Participant is still providing services to the Company and its Related Corporations and Affiliates on such date].

c) Delivery of Contract Stock.  To the extent that [If] the Participant has satisfied the vesting conditions [is still providing services to the Company and its Related Corporations and Affiliates] as of the Contract Date, the Committee shall cause the Contract Stock to be delivered to the Participant in accordance with the terms of the Award Agreement.

7.6.  Dividend Equivalent Rights.  The Committee may provide for payment to a Key Employee or Associate of Dividend Equivalent Rights, either currently or in the future, or for the investment of such Dividend Equivalent Rights on behalf of the Participant[s]; provided, however, that (i) Dividend Equivalent Rights may not be granted to Participants in connection with grants of Options or Stock Appreciation Rights and (ii) except to the extent otherwise provided in Award Agreements entered into prior to April 1, 2009, no Dividend Equivalent Right payments shall be made to a Participant with respect to any Award or part thereof prior to the date on which all performance vesting conditions relating to such Award or part thereof have been satisfied, waived or lapsed.

8.	Events Affecting Outstanding Awards

8.1.  Termination of Service (Other Than by Death or Disability).  If a Participant ceases to provide services to the Company and its Related Corporations and Affiliates for any reason other than death or Disability, as the case may be, the following shall apply:

a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Participant’s termination of service shall terminate at that time. Any Options or Stock Appreciation Rights that were exercisable immediately prior to the termination of service will continue to be exercisable for six months (or for such longer period as the Committee may determine), and shall thereupon terminate, unless the Award Agreement provides by its terms for immediate termination or for termination in less than six months in the event of termination of service.

In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of service shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee.

b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the termination of service must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

c) Except as otherwise determined by the Committee, all Performance Stock, Contract Stock, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled prior to the termination of service shall be forfeited and the Awards canceled as of the date of such termination of service.

8.2.	Death or Disability. If a Participant dies or incurs a Disability, the following shall apply:

a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant immediately prior to death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative (in the case of Disability), or by the Participant’s executor or administrator or by the person or persons to whom the Option or Stock Appreciation Right is transferred by will or the laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant’s death or Disability (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by a Participant immediately prior to death or Disability that are not then exercisable shall terminate at the date of death or Disability.

b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the date of death or Disability, as the case may be, must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

c) Except as otherwise determined by the Committee, all Performance Stock, Contract Stock, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled prior to death or Disability, as the case may be, shall be forfeited and the Awards canceled as of the date of death or Disability.

8.3.  Capital Adjustments.  The maximum number of Shares that may be delivered under the Plan, and the maximum number of Shares with respect to which Awards may be granted to any Key Employee or Associate under the Plan, both as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options or Stock Appreciation Rights), shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Company.

8.4.	Certain Corporate Transactions

a) In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options or Stock Appreciation Rights, the Committee shall give each Participant holding an Option or Stock Appreciation Right to be terminated not less than seven days’ notice prior to any such termination, and any Option or Stock Appreciation Right that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, subject to Section 8.6 below, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options and Stock Appreciation Rights become exercisable, (ii) remove the restrictions from outstanding Restricted Stock, (iii) cause the delivery of any Performance Stock, even if the associated Performance Goals have not been met, (iv) cause the delivery of any Contract Stock, even if the Contract Date has not been reached; and/or (v) cause the payment of any Dividend Equivalent Rights. The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code, unless the Participant consents to the change.

b) With respect to an outstanding Award held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Committee may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

8.5.	Exercise Upon Change in Control

a) Notwithstanding any other provision of this Plan, subject to Section 8.6 below, all outstanding Options and all Stock Appreciation Rights shall become fully vested and exercisable, all Performance Stock and all Dividend Equivalent Rights shall become fully vested, all Contract Stock shall become immediately payable, and all restrictions shall be removed from any outstanding Restricted Stock, upon a Change in Control.

b) “Change in Control” shall mean:

i) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any “Person” (as such term is used for purposes of section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the combined voting power of all the then outstanding Voting Securities, other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction which complies with paragraph (iii)(A) and (B) below shall not be a Change in Control under this paragraph (i);

ii) The individuals who, as of March 1, 2003, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the stockholders, of any new director was approved by a vote of at least two-thirds of the members of the Board who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of March 1, 2003, provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

iii) consummation by the Company of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (I) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (II) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (the “Parent Corporation”), is represented, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; and (B) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination;

iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

v) acceptance by the stockholders of the Company of shares in a share exchange if the stockholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50 percent of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

c) Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii), (iv) or (v) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by section 409A.

8.6.  Section 162(m); Section 409.4.  With respect to Awards which are intended to qualify as “performance-based compensation” as described in section 162(m)(4)(C) of the Code, no adjustment or action described in this Section 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as performance-based compensation, unless the Committee determines that the Award should not so qualify. No action shall be taken under this Section 8 which shall cause an Award to fail to comply with section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

9.	Amendment or Termination of the Plan

a) In General.  The Board, pursuant to a written resolution, may from time to time suspend or terminate the Plan or amend it and, except as provided in Section 3(b)(iv), 7.1(a), and 8.4(a), the Committee may amend any outstanding Awards in any respect whatsoever; except that, without the approval of the stockholders (given in the manner set forth in subsection (b) below):

i) no amendment may be made that would:

(A) change the class of employees eligible to participate in the Plan with respect to ISOs;

(B) except as permitted under Section 8.3, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan;

(C) increase the limits imposed in Section 5 on the maximum number of Shares which may be issued or transferred under the Plan or increase the individual award limit set forth in Section 5;

(D) extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder; or

[D]E) reprice or regrant through cancellation, or modify (except in connection with a change in the Company’s capitalization) any A[a]ward, if the effect would be to reduce the exercise price for the shares underlying such A[a]ward; provided, however, with the approval of the Company’s stockholders, the Committee may (i) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.

ii) no amendment may be made that would constitute a modification of the material terms of the “performance goal(s)” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired).

Notwithstanding the foregoing, no such suspension, termination or amendment shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant.

b) Manner of Stockholder Approval.  The approval of stockholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law) in a separate vote at a duly held stockholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

10.	Miscellaneous

10.1.  Documentation of Awards.  Awards shall be evidenced by such written Award Agreements, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

10.2.  Rights as a Stockholder.  Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award shall not give a Participant rights as a stockholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon the actual receipt of Shares.

10.3.  Conditions on Delivery of Shares.  The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

10.4.  Registration and Listing of Shares.  If the Company shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense.  If Shares are listed on any national securities exchange at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing on such national securities exchange of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

10.5.  Compliance with Rule 16b-3.  All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

10.6.  Tax Withholding

a) Obligation to Withhold.  The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements (the “Withholding Requirements”). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to the Withholding Requirements, prior to the delivery of any Shares.

b) Election to Withhold Shares.  The Committee, in its discretion, may permit or require the Participant to satisfy the federal, state, and/or local withholding tax, in whole or in part, by [electing to] hav[e]ing the Company withhold Shares otherwise issuable under an Award (or by [returning] surrendering [previously acquired] Shares to the Company); provided, however, that the Company may limit the number of Shares withheld to satisfy the minimum Withholding Requirements to the extent necessary to avoid adverse accounting consequences. In addition, the Committee, in its discretion, may permit or require the acceleration of the timing for the payment of the number of Shares needed to pay employment taxes upon the date of the vesting of an Award; provided, however, that the Company may limit the number of Shares used for this purpose to the extent necessary to avoid adverse accounting consequences.  Shares shall be valued, for purposes of this subsection (b), at their Fair Market Value (determined as of the date an amount is includible in income by the Participant (the “Determination Date”), rather than the date of grant). Notwithstanding the foregoing, in no event shall any Participant be permitted to elect such accelerated payment to the extent that it would result in a violation of Treasury Regulation § 1.409A-3(j) (including, without limitation, Treasury Regulation § 1.409A-3(j)(4)(i)).  [If Shares acquired by the exercise of an ISO are used to satisfy the Withholding Requirements, such Shares must have been held by the Participant for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date.] The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

10.7.  Transferability of Awards.  No ISO may be transferred other than by will or by the laws of descent and distribution. No other Award may be transferred, except to the extent permitted in the applicable Award Agreement. During a Participant’s lifetime, an Award requiring exercise may be exercised only by the Participant (or, in the event of the Participant’s incapacity, by the person or persons legally appointed to act on the Participant’s behalf). Notwithstanding the foregoing, any transfer of an Award otherwise permitted by this Section 10.7 shall be made only to a “family member” of the Participant within the meaning of the instructions to Form S-8 Registration Statement under the Securities Act. Notwithstanding the foregoing, in no event may an Award be transferable for consideration absent stockholder approval.

10.8.  Registration.  If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship.

10.9.  Acquisitions.  Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by directors, key employees, and associates of other corporations who are about to, or have, become Key Employees or Associates as a result of a merger, consolidation, acquisition of assets, or similar transaction by the Company or a Related Corporation or (in the case of Awards other than ISOs) an Affiliate. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

10.10.  Employment Rights.  Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment by the Company or any of its Related Corporations or Affiliates or affect in any way the right of any of the foregoing to terminate an employment relationship at any time.

10.11.  Indemnification of Board and Committee.  Without limiting any other rights of indemnification that they may have from the Company or any of its Related Corporations or Affiliates, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Delaware law.

10.12.  Application of Funds.  Any cash proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Company. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury stock.

10.13.  Governing Law.  The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, [except as provided in Section 10.12,] the laws of the State of Delaware (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of Participants under, the Plan and Awards granted hereunder.

ANNUAL MEETING OF STOCKHOLDERS OF
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
May 19, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://investor.integra-LS.com/financials.cfm
Your vote is very important to us.
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯

■ 00003333333333030000 9	051910

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	1.	Election of Directors:
			FOR	AGAINST	ABSTAIN
		Thomas J. Baltimore, Jr.	☐	☐	☐

		Keith Bradley	☐	☐	☐

		Richard E. Caruso	☐	☐	☐

		Stuart M. Essig	☐	☐	☐

		Neal Moszkowski	☐	☐	☐

		Raymond G. Murphy	☐	☐	☐

		Christian S. Schade	☐	☐	☐

		James M. Sullivan	☐	☐	☐

		Anne M. VanLent	☐	☐	☐

	2.	The Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2010; and	☐	☐	☐

	3.	The Proposal to approve the Second Amended and Restated 2003 Equity Incentive Plan.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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PROXY CARD

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
311 ENTERPRISE DRIVE
PLAINSBORO, NEW JERSEY 08536
PROXY - Annual Meeting of Stockholders - Wednesday, May 19, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Stuart M. Essig and John B. Henneman, III as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Integra LifeSciences Holdings Corporation (the “Company”) held of record by the undersigned on March 31, 2010 at the Annual Meeting of Stockholders to be held on Wednesday, May 19, 2010 or at any adjournment or postponement thereof.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE ON THIS PROXY WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 2 AND 3; FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1; AND IN ACCORDANCE WITH THE PROXIES’ JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
(Continued and to be signed on the reverse side.)

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